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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-216079

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated March 26, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated February 15, 2017)

NGL Energy Partners LP

            % Class C Fixed-to-Floating Rate Cumulative
Redeemable Perpetual Preferred Units

(Liquidation Preference $25.00 per Class C Preferred Unit)

We are offering        % Class C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per Class C Preferred Unit, of NGL Energy Partners LP.

Distributions on the Class C Preferred Units are cumulative from the date of original issue and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, when, as and if declared by our general partner; provided that the initial distribution on the Class C Preferred Units will accumulate from the date of original issue until June 30, 2019, and will be payable on July 15, 2019 in an amount equal to $            per Class C Preferred Unit. Distributions on the Class C Preferred Units will be payable out of amounts legally available therefor from and including the date of original issue to, but not including, April 15, 2024 at a rate equal to        % per annum of the $25.00 liquidation preference. On and after April 15, 2024, distributions on the Class C Preferred Units will accumulate for each quarterly distribution period at a percentage of the $25.00 liquidation preference equal to the applicable Three-Month LIBOR plus a spread of                basis points.

At any time on or after April 15, 2024, we may redeem the Class C Preferred Units, in whole or in part, out of amounts legally available therefor, at a redemption price of $25.00 per Class C Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, regardless of whether declared. At our option, we may redeem the Class C Preferred Units in the event of a Change of Control. See "Description of Class C Preferred Units — Change of Control — Optional Redemption upon a Change of Control."

We intend to apply to have the Class C Preferred Units listed for trading on the New York Stock Exchange, or NYSE, under the symbol "NGLprC." If the application is approved, we expect trading of the Class C Preferred Units on the NYSE to begin within 30 days after their original issue date. Currently, there is no public market for the Class C Preferred Units.

Investing in the Class C Preferred Units involves risks. See "Risk Factors" beginning on page S-14 of this prospectus supplement and on page 1 of the accompanying prospectus.

	Per Class C Preferred Unit	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to us (before expenses)	$	$

We have granted the underwriters a 30-day option to purchase up to an additional                Class C Preferred Units on the same terms and conditions set forth above solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Class C Preferred Units on or about                , 2019.

Book-Running Managers

RBC CAPITAL MARKETS	MORGAN STANLEY	UBS INVESTMENT BANK

Joint-Lead Manager

STIFEL

Co-Managers

CITIGROUP	RAYMOND JAMES

Prospectus supplement dated                , 2019.

Prospectus Supplement

Prospectus

        We expect that delivery of the Class C Preferred Units will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. This settlement cycle is referred to as "T+5." Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class C Preferred Units on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the Class C Preferred Units initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Class C Preferred Units who wish to trade Class C Preferred Units on the date of this prospectus supplement or the next two succeeding business days should consult their own advisors.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may

S-i

provide to you. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Class C Preferred Units. The second part is the accompanying prospectus, which provides more general information regarding securities that we may offer from time to time, some of which does not apply to this offering. Generally, when we use the term "prospectus", we are referring to both parts combined. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

        It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. In making an investment decision, prospective investors must rely on their own examination of NGL Energy Partners LP and the terms of the offering, including the merits and risks involved. Prospective investors should not construe anything in this prospectus supplement as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to purchase the securities under applicable legal investment, or similar laws or regulations.

        Any statement made in this prospectus supplement, any free writing prospectus authorized by us or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any free writing prospectus authorized by us or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Where You Can Find More Information" on page S-50 of this prospectus supplement.

        None of NGL Energy Partners LP, the underwriters or their respective representatives is making any representation to you regarding the legality of an investment in our Class C Preferred Units by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Class C Preferred Units.

INDUSTRY AND MARKET DATA

        We obtained the market and competitive position data used throughout this prospectus supplement from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable but it has not been verified by any independent sources.

S-iii

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains various forward-looking statements and information that are based on our beliefs and those of our general partner, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Certain words in this prospectus supplement, such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "plan," "project," "will" and similar expressions and statements regarding our plans and objectives for future operations, identify forward-looking statements. Although we and our general partner believe such forward-looking statements are reasonable, neither we nor our general partner can assure they will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected. Among the key risk factors that may affect our consolidated financial position and results of operations are:

  •
  the prices of crude oil, natural gas liquids, gasoline, diesel, ethanol, and biodiesel;

  •
  energy prices generally;

  •
  the general level of crude oil, natural gas, and natural gas liquids production;

  •
  the general level of demand, and the availability of supply, for crude oil, natural gas liquids, gasoline, diesel, ethanol, and biodiesel;

  •
  the level of crude oil and natural gas drilling and production in areas where we have water treatment and disposal facilities;

  •
  the price of gasoline relative to the price of corn, which affects the price of ethanol;

  •
  the ability to obtain adequate supplies of products if an interruption in supply or transportation occurs and the availability of capacity to transport products to market areas;

  •
  actions taken by foreign oil and gas producing nations;

  •
  the political and economic stability of foreign oil and gas producing nations;

  •
  the effect of weather conditions on supply and demand for crude oil, natural gas liquids, gasoline, diesel, ethanol, and biodiesel;

  •
  the effect of natural disasters, lightning strikes, or other significant weather events;

  •
  the availability of local, intrastate, and interstate transportation infrastructure with respect to our truck, railcar, and barge transportation services;

  •
  the availability, price, and marketing of competing fuels;

  •
  the effect of energy conservation efforts on product demand;

  •
  energy efficiencies and technological trends;

  •
  governmental regulation and taxation;

  •
  the effect of legislative and regulatory actions on hydraulic fracturing, wastewater disposal, and the treatment of flowback and produced water;

S-iv

  •
  hazards or operating risks related to transporting and distributing petroleum products that may not be fully covered by insurance;

  •
  the maturity of the crude oil, natural gas liquids, and refined products industries and competition from other marketers;

  •
  loss of key personnel;

  •
  the ability to renew contracts with key customers;

  •
  the ability to maintain or increase the margins we realize for our terminal, barging, trucking, wastewater disposal, recycling, and discharge services;

  •
  the ability to renew leases for our leased equipment and storage facilities;

  •
  the nonpayment or nonperformance by our counterparties;

  •
  the availability and cost of capital and our ability to access certain capital sources;

  •
  a deterioration of the credit and capital markets;

  •
  the ability to successfully identify and complete accretive acquisitions, and integrate acquired assets and businesses;

  •
  changes in the volume of hydrocarbons recovered during the wastewater treatment process;

  •
  changes in the financial condition and results of operations of entities in which we own noncontrolling equity interests;

  •
  changes in applicable laws and regulations, including tax, environmental, transportation, and employment regulations, or new interpretations by regulatory agencies concerning such laws and regulations and the effect of such laws and regulations (now existing or in the future) on our business operations;

  •
  the costs and effects of legal and administrative proceedings;

  •
  any reduction or the elimination of the federal Renewable Fuel Standard;

  •
  changes in the jurisdictional characteristics of, or the applicable regulatory policies with respect to, our pipeline assets; and

  •
  other risks and uncertainties, including those discussed under "Risk Factors" in our annual and quarterly filings with the United States Securities and Exchange Commission (the "SEC").

        Other factors that could cause our actual results to differ from our projected results are described under the caption "Risk Factors" in this prospectus supplement, in Part I, Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended March 31, 2018, as updated by our subsequent Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018 and our Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2018 (excluding, for the avoidance of doubt, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, which was superseded by such Form 10-Q/A), and in our other reports filed from time to time with the SEC and incorporated by reference in this prospectus supplement.

S-v

        You should not put undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this prospectus supplement. Except as may be required by state and federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events, or otherwise.

S-vi

 SUMMARY

        This summary highlights information included or incorporated by reference in this prospectus supplement. It does not contain all of the information that may be important to you. You should read carefully the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and the other documents to which we refer herein for a more complete understanding of our business and the terms of this offering, as well as the tax and other considerations that are important to you in making your investment decision.

        Unless the context otherwise requires, references to "NGL Energy Partners", "NGL", "we", "us", "our" and similar terms, as well as references to the "Partnership", are to NGL Energy Partners LP and all of its subsidiaries. Our "general partner" refers to NGL Energy Holdings LLC. Unless we indicate otherwise, the information presented in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional Class C Preferred Units.

 Overview

        NGL Energy Partners LP is a Delaware limited partnership. NGL Energy Holdings LLC serves as our general partner. At December 31, 2018, our operations included the following segments:

  •
  Our Crude Oil Logistics segment purchases crude oil from producers and transports it to refineries or for resale at pipeline injection stations, storage terminals, barge loading facilities, rail facilities, refineries, and other trade hubs, and provides storage, terminaling, trucking, marine and pipeline transportation services through its owned assets.

  •
  Our Water Solutions segment provides services for the treatment and disposal of wastewater generated from crude oil and natural gas production and for the disposal of solids such as tank bottoms, drilling fluids and drilling muds and performs truck and frac tank washouts. In addition, our Water Solutions segment sells the recovered hydrocarbons that result from performing these services and it also sells freshwater to producers for exploration and production activities.

  •
  Our Liquids segment supplies natural gas liquids to retailers, wholesalers, refiners, and petrochemical plants throughout the United States and in Canada using its leased underground storage and fleet of leased railcars, markets regionally through its 19 owned terminals throughout the United States, and provides terminaling and storage services at its salt dome storage facility joint venture in Utah.

  •
  Our Refined Products and Renewables segment conducts gasoline, diesel, ethanol, and biodiesel marketing operations, purchases refined petroleum and renewable products primarily in the Gulf Coast, Southeast and Midwest regions of the United States and schedules them for delivery at various locations throughout the country. In addition, in certain storage locations, our Refined Products and Renewables segment may also purchase unfinished gasoline blending components for subsequent blending into finished gasoline to supply our marketing business as well as third parties.

        On March 30, 2018, we sold a portion of our retail propane business to DCC LPG for net proceeds of $212.4 million, and, on July 10, 2018, we completed the sale of the remainder of our retail propane business to Superior Plus Corp. for approximately $900 million in cash proceeds, adjusted for working capital.

Our Business Strategies

        Our principal business objectives are to maximize the profitability and stability of our businesses, grow our businesses in an accretive and prudent manner, and maintain a strong balance sheet. We intend to accomplish these objectives by executing the following strategies:

  •
  Focus on building a vertically integrated midstream master limited partnership providing multiple services to customers. We continue to enhance our ability to transport crude oil from the wellhead to refiners, refined products from refiners to customers, wastewater from the wellhead to treatment for disposal, recycle, or discharge, and natural gas liquids from processing plants to end users.

  •
  Achieve organic growth by investing in new assets that increase volumes, enhance our operations, and generate attractive rates of return. We believe that there are accretive organic growth opportunities that originate from assets we own and operate. We have invested and expect to continue to invest within our existing businesses, particularly within our Crude Oil Logistics and Water Solutions businesses as we grow these businesses with highly accretive, fee-based organic growth opportunities.

  •
  Deliver accretive growth through strategic acquisitions that complement our existing business model and expand our operations. We intend to continue to pursue acquisitions that build upon our vertically integrated business model, add scale to our current operating platforms, and enhance our geographic diversity in our businesses. We have established a successful track record of acquiring companies and assets at attractive prices and we continue to evaluate acquisition opportunities in order to capitalize on this strategy in the future.

  •
  Focus on consistent annual cash flows by adding operations that minimize commodity price risk and generate fee-based, cost-plus, or margin-based revenues under multi-year contracts. We intend to focus on long-term fee-based contracts in addition to back-to-back contracts which minimize commodity price exposure. We continue to increase cash flows that are supported by certain fee-based, multi-year contracts, some of which include acreage dedications from producers or volume commitments.

  •
  Maintain a disciplined cash distribution policy that complements our leverage, acquisition and organic growth strategies. We target leverage levels that are consistent with those of investment grade companies. During the first nine months of fiscal year 2019, we reduced our outstanding indebtedness by $470.2 million, including current maturities. We will seek to maintain sufficient liquidity and credit metrics to manage existing and future capital requirements and to take advantage of market opportunities, and expect to continue to evaluate the capital markets and may opportunistically pursue financing transactions to optimize our capital structure.

 Our Competitive Strengths

        We believe that we are well positioned to successfully execute our business strategies and achieve our principal business objectives because of the following competitive strengths:

  •
  Our vertically integrated and diversified operations, which help us generate more predictable and stable cash flows on a year-to-year basis.  Our ability to provide multiple services to customers in numerous geographic areas enhances our competitive position. Our four business units are diversified by geography, customer-base and commodity sensitivities which we believe provides us with the ability to maintain cash flows throughout typical commodity cycles. We believe that our Liquids business provides us with valuable market intelligence that helps us identify potential acquisition opportunities. Our Refined Products business benefits from lower energy prices driving increased customer demand, which can offset the downward pressure on our Crude Oil Logistics and Water Solutions businesses in a low price environment.

  •
  Our network of crude oil transportation assets, which allows us to serve customers over a wide geographic area and optimize sales.  Our strategically deployed railcar fleet, towboats, barges, and trucks, and our owned and contracted pipeline capacity, provide access to a wide range of customers and markets. We use this expansive network of transportation assets to deliver crude oil to the optimal markets.

  •
  Our water processing facilities, which are strategically located near areas of high crude oil and natural gas production.  Our water processing facilities are located among the most prolific crude oil and natural gas producing areas in the United States, including the Permian Basin, the DJ Basin, the Eagle Ford shale play and the Pinedale Anticline. In addition, we believe that the technological capabilities of our Water Solutions business can be quickly implemented at new facilities and locations.

  •
  Our network of natural gas liquids transportation, terminal, and storage assets, which allows us to provide multiple services over the continental United States.  Our strategically located terminals, large railcar fleet, shipper status on common carrier pipelines, and substantial leased and owned underground storage enable us to be a preferred purchaser and seller of natural gas liquids.

  •
  Our access to refined products pipeline and terminal infrastructure.  Our capacity allocations on third-party pipelines and our proprietary access to refined products terminals give us the opportunity to serve customers over a large geographic area.

  •
  Our seasoned management team with extensive midstream industry experience and a track record of acquiring, integrating, operating and growing successful businesses.  Our management team has significant experience managing companies in the energy industry, including master limited partnerships. In addition, through decades of experience, our management team has developed strong business relationships with key industry participants throughout the United States. We believe that our management's knowledge of the industry, relationships within the industry, and experience in identifying, evaluating and completing acquisitions provides us with opportunities to grow through strategic and accretive acquisitions that complement or expand our existing operations.

 Primary Service Areas

        The following map shows the primary service areas of our businesses as of March 22, 2019:

 Organizational Chart

        The following chart provides a summarized view of our legal entity structure at March 22, 2019:

(1)
Includes (i) NGL Crude Logistics, LLC, which includes the operations of our Crude Oil Logistics and a portion of our Refined Products and Renewables businesses, (ii) NGL Water Solutions, LLC, which includes the operations of our Water Solutions business, (iii) NGL Liquids, LLC, which includes the operations of our Liquids business, and (iv) TransMontaigne, LLC, which includes the remaining portion of the Refined Products and Renewables businesses.

 Principal Executive Offices

        We are a limited partnership formed under the laws of the State of Delaware. Our executive offices are located at 6120 South Yale Avenue, Suite 805, Tulsa, Oklahoma 74136. Our telephone number is (918) 481-1119. We maintain a website at http://www.nglenergypartners.com. Information contained on this website, however, is not incorporated into or otherwise a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	NGL Energy Partners LP.
Securities Offered

                of our                % Class C Fixed-to Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per Class C Preferred Unit (the "Class C Preferred Units"). For a detailed description of the Class C Preferred Units, see "Description of Class C Preferred Units."

We have granted the underwriters a 30-day option to purchase up to an additional Class C Preferred Units solely to cover over-allotments, if any.
Price per Class C Preferred Unit	$25.00.
Maturity

Perpetual (unless redeemed by us on or after April 15, 2024 or in connection with a Change of Control (as defined herein). See "— Optional Redemption on or after April 15, 2024," "— Optional Redemption upon a Change of Control" and "— Conversion Right upon a Change of Control").

Distributions; Distribution Payment Dates and Record Dates

Distributions on the Class C Preferred Units are cumulative from the date that the Class C Preferred Units are originally issued and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2019, when, as and if declared by our general partner out of legally available funds for such purpose. Unless otherwise determined by our general partner, distributions on the Class C Preferred Units will be deemed to have been paid out of our available cash with respect to the quarter ended immediately preceding the quarter in which the distribution is made. Distributions on the Class C Preferred Units will be paid on an equal priority basis with distributions on outstanding Parity Securities (as defined under "— Ranking") including the Class A Preferred Units and the Class B Preferred Units. Distributions will be paid to holders of record as of the opening of business on the January 1, April 1, July 1 or October 1 next preceding the Distribution Payment Date. The initial distribution on the Class C Preferred Units will accumulate from the date of original issue until June 30, 2019, and will be payable on July 15, 2019 in an amount equal to $                per Class C Preferred Unit.

Distribution Rate

The initial distribution rate for the Class C Preferred Units from and including the date of original issue to, but not including, April 15, 2024 will be                % per annum of the $25.00 liquidation preference per unit (equal to $                per unit per annum). On and after April 15, 2024, distributions on the Class C Preferred Units will accumulate for each quarterly distribution period at a percentage of the $25.00 liquidation preference equal to the Three-Month LIBOR plus a spread of                basis points.

Ranking	The Class C Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date.
The Class C Preferred Units will rank:

•

senior to our common units and to each other class or series of limited partner interests or other equity securities established after the original issue date of the Class C Preferred Units that is not expressly made senior to or on parity with the Class C Preferred Units as to the payment of distributions ("Junior Securities");

•

on parity with (i) our 10.75% Class A Convertible Preferred Units ("Class A Preferred Units") (ii) our 9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units ("Class B Preferred Units") and (iii) any class or series of limited partner interests or other equity securities established after the original issue date of the Class C Preferred Units with terms expressly providing that such class or series ranks on parity with the Class C Preferred Units as to the payment of distributions (the securities described in clauses (i), (ii) and (iii) being referred to herein as "Parity Securities");

•

junior to each other class or series of limited partner interests or equity securities established after the original issue date of the Class C Preferred Units with terms expressly made senior to the Class C Preferred Units as to the payment of distributions ("Senior Securities"); and

• junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

Restrictions on Distributions

No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities), unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Class C Preferred Units and any Parity Securities through the most recent respective distribution payment dates.

Optional Redemption on or after April 15, 2024

At any time on or after April 15, 2024, we may redeem, in whole or in part, the Class C Preferred Units at a redemption price in cash of $25.00 per Class C Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, regardless of whether declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness, our Class A Preferred Units and our Class B Preferred Units. We must provide not less than 30 days' and not more than 60 days' advance written notice of any such redemption.

Optional Redemption upon a Change of Control

Upon the occurrence of a Change of Control (as defined herein), we may, at our option, redeem the Class C Preferred Units, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per Class C Preferred Unit, plus all accumulated and unpaid distributions to, but not including, the date of redemption, regardless of whether declared. If, prior to the Change of Control Conversion Date (as defined herein), we exercise our redemption rights relating to Class C Preferred Units, holders of the Class C Preferred Units that we have elected to redeem will not have the conversion right described under "Description of Class C Preferred Units — Change of Control." Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness, our Class A Preferred Units and our Class B Preferred Units.

Conversion; Exchange and Preemptive Rights

The Class C Preferred Units will not entitle the holders thereof to any preemptive rights or, except as described under "— Conversion Right upon a Change of Control," be convertible into or exchangeable for any other securities or property at the option of the holder.

Conversion Right upon a Change of Control

Upon the occurrence of a Change of Control, each holder of Class C Preferred Units will have the right (unless, prior to the Change of Control Conversion Date, we provide notice of our election to redeem the Class C Preferred Units) to convert some or all of the Class C Preferred Units held by such holder on the Change of Control Conversion Date into a number of our common units per Class C Preferred Unit to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Class C Preferred Unit distribution payment and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Unit Price, and

•

                , subject, in each case, to certain adjustments and provisions for (i) the receipt of Alternative Conversion Consideration and (ii)  splits, combinations and distributions in the form of equity issuances.

For definitions of "Alternative Conversion Consideration," "Change of Control Conversion Date" and "Common Unit Price," and the restrictions on cash payments under a Change of Control hereunder, see "Description of Class C Preferred Units — Change of Control."

Voting Rights	Holders of the Class C Preferred Units generally will have no voting rights.

In connection with the closing of this offering, we expect to amend and restate our Fourth Amended and Restated Agreement of Limited Partnership (as amended and restated, the "Partnership Agreement"). Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class C Preferred Units, voting as a separate class, we may not adopt any amendment to our Partnership Agreement that would have a material adverse effect on the terms of the Class C Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class C Preferred Units, voting as a single class with the holders of the Class B Preferred Units and the holders of any future Parity Securities upon which like voting rights have been conferred and are exercisable, we may not (i) create or issue any Parity Securities (including any additional Class A Preferred Units and Class B Preferred Units) if the cumulative distributions on Class C Preferred Units are in arrears or (ii) create or issue any Senior Securities. The terms of the Class A Preferred Units do not confer the holders thereof with such rights to vote as a single class with holders of the Class C Preferred Units.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Class C Preferred Units will generally, subject to the discussion under "Description of Class C Preferred Units — Liquidation Rights," have the right to receive the liquidation preference of $25.00 per Class C Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Class C Preferred Units) plus an amount equal to all accumulated and unpaid distributions thereon to the date of payment, regardless of whether declared. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs.

Sinking Fund	The Class C Preferred Units will not be subject to any sinking fund requirements.

No Fiduciary Duties

We, our general partner, and its officers and directors will not owe any duties, including fiduciary duties, to the holders of Class C Preferred Units other than an implied contractual covenant of good faith and fair dealing pursuant to our Partnership Agreement.

Use of Proceeds

We intend to use the net proceeds from the sale of Class C Preferred Units, which are expected to total approximately $                million (or approximately $                million if the underwriters exercise in full their option to purchase additional Class C Preferred Units) after deducting the underwriters' discount and our offering expenses, to repay indebtedness under our principal Credit Agreement (the "Credit Agreement"), which we may re-borrow from time to time for general partnership purposes, including to redeem or repurchase all or a portion of our Class A Preferred Units. We have agreed to redeem all or the maximum amount of the Class A Preferred Units redeemable with an amount equal to the sum of net proceeds from this offering and borrowings available for that purpose under our Credit Agreement. See "Use of Proceeds."

Affiliates of certain of the underwriters are lenders under our Credit Agreement and may receive a portion of the net proceeds from this offering through repayment of indebtedness thereunder. See "Underwriting — Other Relationships."

Listing

We intend to file an application to list the Class C Preferred Units for trading on the NYSE. If the application is approved, trading of the Class C Preferred Units on the NYSE is expected to begin within 30 days after the original issue date of the Class C Preferred Units. The underwriters have advised us that they intend to make a market in the Class C Preferred Units prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the Class C Preferred Units will develop prior to commencement of trading on the NYSE or, if developed, will be maintained.

Material U.S. Federal Income Tax Considerations

For a discussion of material U.S. federal income tax considerations that may be relevant to prospective holders of Class C Preferred Units who are individual citizens or residents of the United States, see "Material U.S. Federal Income Tax Considerations Supplement" in this prospectus supplement and "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus.

Form

The Class C Preferred Units will be issued and maintained in book-entry form registered in the name of The Depository Trust Company or its nominee, except under limited circumstances. See "Description of Class C Preferred Units — Book-Entry System."

Risk Factors

Please read "Risk Factors" beginning on page S-17 of this prospectus supplement and page 1 of the accompanying prospectus and in the documents incorporated by reference herein, as well as other cautionary statements in this prospectus and the documents incorporated by reference herein regarding risks you should consider before investing in our Class C Preferred Units.

RISK FACTORS

        Our business is subject to uncertainties and risks. Before you invest in our Class C Preferred Units you should carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended March 31, 2018, which is incorporated by reference into this prospectus supplement, and the accompanying prospectus, together with all of the other information included in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. If any of the risks discussed in the foregoing documents were to occur, our business, results of operations, financial condition and cash flows may be materially adversely affected and you could lose all or part of your investment. Please also read "Cautionary Statement Concerning Forward-Looking Statements."

 Risks Related to the Class C Preferred Units

The Class C Preferred Units represent perpetual equity interests in us, and investors should not expect us to redeem the Class C Preferred Units on the date the Class C Preferred Units become redeemable by us or on any particular date afterwards.

        The Class C Preferred Units represent perpetual equity interests in us, and they have no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. As a result, unlike our indebtedness, the Class C Preferred Units will not give rise to a claim for payment of a principal amount at a particular date. Instead, the Class C Preferred Units may be redeemed by us at our option (i) in the event of a Change of Control out of funds legally available for such redemption or (ii) at any time on or after April 15, 2024, in whole or in part, out of funds legally available for such redemption, at a redemption price of $25.00 per Class C Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, regardless of whether declared. Any decision we may make at any time to redeem the Class C Preferred Units will depend upon, among other things, our evaluation of our capital position, the terms of the Change of Control, if applicable, and general market conditions at that time. In addition, the instruments governing our outstanding indebtedness, our Class A Preferred Units and our Class B Preferred Units will limit our ability to redeem or pay distributions on our Class C Preferred Units.

        In addition, an active trading market for the Class C Preferred Units may not develop or, even if it develops, it may not continue, in which case the trading price of the Class C Preferred Units could be adversely affected. As a result, holders of the Class C Preferred Units may be required to bear the financial risks of an investment in the Class C Preferred Units for an indefinite period of time. Moreover, the conversion rights of holders of the Class C Preferred Units are limited and will not apply in the case of every transaction that may adversely affect the holders of the Class C Preferred Units. The Class C Preferred Units will rank junior to all our current and future indebtedness. The Class C Preferred Units will also rank junior to any other Senior Securities we may issue in the future with respect to assets available to satisfy claims against us.

We distribute all of our available cash to our limited partners and our general partner and are not required to accumulate cash for the purpose of meeting our future obligations to holders of the Class C Preferred Units, which may limit the cash available to make distributions on the Class C Preferred Units.

        Upon the closing of this offering, our Partnership Agreement will require us to distribute all of our "available cash" each quarter to our limited partners and our general partner. Upon the closing of this offering, "Available Cash" will be generally defined in our Partnership Agreement to mean, for each fiscal quarter, all cash and cash equivalents on the date of determination of available cash for that quarter, less the amount of any cash reserves established by our general partner to:

  •
  provide for the proper conduct of our business, including reserves for future capital expenditures and anticipated credit needs;

  •
  comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation;

  •
  provide funds to make payments on the Class A Preferred Units, the Class B Preferred Units and the Class C Preferred Units; or

  •
  provide funds for distributions to our common unitholders and to our general partner for any one or more of the next four quarters.

        As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce the cash available to us in subsequent periods to make payments on the Class C Preferred Units.

The Class C Preferred Units are subordinated to our existing and future debt obligations, and your interests could be diluted by the issuance of additional units, including additional Class C Preferred Units, and by other transactions.

        The Class C Preferred Units are subordinated to all of our existing and future indebtedness. As of December 31, 2018, we had $2.2 billion of total long-term indebtedness, including current maturities, $889.0 million of which was secured indebtedness, and we had $718.1 million of remaining borrowing capacity under our Credit Agreement (net of $157.9 million of outstanding letters of credit). We may incur additional debt under our Credit Agreement, or other existing or future debt arrangements. The payment of principal and interest on our debt reduces cash available for distribution to our limited partners, including the holders of Class C Preferred Units.

        The issuance of additional units on parity with or senior to the Class C Preferred Units (including additional Class C Preferred Units) would dilute the interests of the holders of the Class C Preferred Units, and any issuance of Parity Securities (including additional Class C Preferred Units) or Senior Securities or additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Class C Preferred Units. Only the Change of Control Conversion Right relating to the Class C Preferred Units protects the holders of the Class C Preferred Units in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, which might adversely affect the holders of the Class C Preferred Units.

The Class C Preferred Units are not rated and the issuance of a credit rating could adversely affect the market price of the Class C Preferred Units.

        At their issuance, the Class C Preferred Units will not be rated by any credit rating agency. Following their issuance, the Class C Preferred Units may be rated by one or more of the credit rating agencies. If the Class C Preferred Units are rated, the rating could be lower than expected, and such a rating could have an adverse effect on the market price of the Class C Preferred Units. Furthermore, credit rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Class C Preferred Units. Any real or anticipated downgrade or withdrawal of any ratings of the Class C Preferred Units could have an adverse effect on the market price or liquidity of the Class C Preferred Units.

        Ratings reflect only the views of the issuing credit rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Class C Preferred Units. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Class C Preferred Units may not reflect all risks related to the Partnership and its business or the structure or market value of the Class C Preferred Units.

Our ability to issue Parity Securities in the future could adversely affect the rights of holders of our Class C Preferred Units.

        We are allowed to issue additional Class C Preferred Units and Parity Securities without any vote of the holders of the Class C Preferred Units, except where the cumulative distributions on the Class C Preferred Units or any Parity Securities are in arrears. The issuance of additional Class C Preferred Units or any Parity Securities would have the effect of reducing the amounts available to the holders of the Class C Preferred Units issued in this offering upon our liquidation, dissolution or winding up if we do not have sufficient funds to pay all liquidation preferences of the Class C Preferred Units and Parity Securities in full. It also would reduce amounts available to make distributions on the Class C Preferred Units issued in this offering if we do not have sufficient funds to pay distributions on all outstanding Class C Preferred Units and Parity Securities.

        In addition, although holders of Class C Preferred Units are entitled to limited voting rights, as described in "Description of the Class C Preferred Units — Voting Rights," with respect to certain matters, the Class C Preferred Units will generally vote separately as a class along with the Class B Preferred Units and any series of Parity Securities that we may issue in the future, in each case, upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Class C Preferred Units may be significantly diluted by the Class B Preferred Units and holders of Parity Securities issued in the future, and the holders of such other series of Parity Securities may be able to control or significantly influence the outcome of any vote. Future issuances and sales of Parity Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Class C Preferred Units to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

The Class C Preferred Units will have extremely limited voting rights.

        The voting rights of holders of the Class C Preferred Units will be extremely limited. Holders of the Class C Preferred Units generally will have no voting rights. Certain limited protective voting rights of the holders of the Class C Preferred Units are described in this prospectus supplement under "Description of Class C Preferred Units — Voting Rights."

The Class C Preferred Units are a new security and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your Class C Preferred Units. In addition, the lack of a fixed redemption date for the Class C Preferred Units will increase your reliance on the secondary market for liquidity purposes.

        The Class C Preferred Units are a new issue of securities with no established trading market. In addition, since the Class C Preferred Units have no stated maturity date, investors seeking liquidity will be limited to selling their Class C Preferred Units in the secondary market absent redemption by us. Investors should not expect us to redeem the Class C Preferred Units on the date the Class C Preferred Units become redeemable by us or on any particular date afterwards. We intend to apply to list the Class C Preferred Units on the NYSE, but there can be no assurance that the NYSE will accept the Class C Preferred Units for listing. Regardless of listing by the NYSE, an active trading market on the NYSE for the Class C Preferred Units may not develop or, even if it develops, may not last, in which case the trading price of the Class C Preferred Units could be adversely affected and your ability to transfer your Class C Preferred Units will be limited. If an active trading market does develop on the NYSE, the Class C Preferred Units may trade at prices lower than the offering price. The trading price of the Class C Preferred Units would depend on many factors, including:

  •
  prevailing interest rates, increases in which may have an adverse effect on the market price of the Class C Preferred Units;

  •
  the market for and yields of similar securities;

  •
  general economic and financial market conditions;

  •
  our issuance of debt or other preferred equity securities;

  •
  the limited trading volume of the Class C Preferred Units; and

  •
  our financial condition, results of operations, cash flows and prospects.

        We have been advised by the underwriters that they intend to make a market in the Class C Preferred Units pending any listing of the Class C Preferred Units on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.

Market interest rates may adversely affect the value of the Class C Preferred Units, and the distribution payable on the Class C Preferred Units will vary on and after April 15, 2024 based on market interest rates.

        One of the factors that will influence the price of the Class C Preferred Units will be the distribution yield on the Class C Preferred Units (as a percentage of the price of the Class C Preferred Units) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Class C

Preferred Units to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of the Class C Preferred Units to decrease.

        In addition, on and after April 15, 2024, the Class C Preferred Units will have a floating distribution rate set each quarterly distribution period at a percentage of the $25.00 liquidation preference equal to the applicable Three-Month LIBOR plus a spread of            basis points. The per annum distribution rate that is determined on the relevant determination date will apply to the entire quarterly distribution period following such determination date even if LIBOR increases during that period. As a result, holders of Class C Preferred Units will be subject to risks associated with fluctuation in interest rates and the possibility that holders will receive distributions that are lower than expected. We have no control over a number of factors, including economic, financial and political events that affect market fluctuations in interest rates, which have in the past and may in the future experience volatility.

Change of control conversion rights may make it more difficult for a party to acquire us or discourage a party from acquiring us.

        The change of control conversion feature of the Class C Preferred Units may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain change of control transactions under circumstances that otherwise could provide the holders of our common units and Class C Preferred Units with the opportunity to realize a premium over the then-current market price of such equity securities or that limited partners may otherwise believe is in their best interests.

Holders of Class C Preferred Units may have liability to repay distributions.

        Under certain circumstances, holders of the Class C Preferred Units may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution if the distribution would cause our liabilities to exceed the fair value of our assets. Liabilities to partners on account of their partnership interests and liabilities that are non-recourse to us are not counted for purposes of determining whether a distribution is permitted.

        Delaware law provides that for a period of three years from the date of an impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. A purchaser of Class C Preferred Units who becomes a limited partner is liable for the obligations of the transferring limited partner to make contributions to us that are known to such purchaser of Class C Preferred Units at the time it became a limited partner and for unknown obligations if the liabilities could be determined from our Partnership Agreement.

Increased regulatory oversight, changes in the method pursuant to which LIBOR rates are determined and potential phasing out of LIBOR after 2021 may adversely affect the value of the Class C Preferred Units.

        Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British

Bankers' Association (the "BBA") in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. On July 27, 2017, the Financial Conduct Authority (the "FCA") announced that it will no longer persuade or compel banks to submit LIBOR rates after 2021 (the "FCA Announcement").

        It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K. and elsewhere, which may adversely affect the trading market for LIBOR-based securities or result in the phasing out of LIBOR as a reference rate for securities. In addition, any changes announced by the FCA, including the FCA Announcement, the ICE Benchmark Administration Limited (the independent administrator of LIBOR) or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur and the Class C Preferred Units were still outstanding, the level of distributions would be affected and, to the extent that the value of your Class C Preferred Units is affected by reported LIBOR rates, the value of the Class C Preferred Units may be materially affected. Further, if a LIBOR rate is not available on the applicable determination date, the terms of the Class C Preferred Units will require that we use alternative determination procedures including, under certain circumstances, requesting the calculation agent to use any source as it deems reasonable from which to estimate the LIBOR rate, which may result in different than expected distributions and could materially affect the value of the Class C Preferred Units. See "Description of the Class C Preferred Units — Distributions — Distribution Rate."

Tax Risks to Holders of Class C Preferred Units

Treatment of distributions on our Class C Preferred Units as guaranteed payments for the use of capital creates a different tax treatment for the holders of Class C Preferred Units than the holders of our common units and such distributions will likely not be eligible for the 20% deduction for qualified publicly traded partnership income.

        The tax treatment of distributions on our Class C Preferred Units is uncertain. We will treat the holders of Class C Preferred Units as partners for tax purposes and will treat distributions on the Class C Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of Class C Preferred Units as ordinary income. Although a holder of Class C Preferred Units could recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous distribution, we anticipate accruing and making the guaranteed payment distributions on a quarterly basis. Otherwise, the holders of Class C Preferred Units are generally not anticipated to share in our items of income, gain, loss or deduction, nor will we allocate any share of our nonrecourse liabilities to the holders of Class C Preferred Units. If the Class C Preferred Units were treated as indebtedness for tax purposes, rather than as guaranteed payments for the use of capital, distributions likely would be treated as payments of interest by us to the holders of Class C Preferred Units.

        Although we expect that much of the income we earn is generally eligible for the 20% deduction for qualified publicly traded partnership income, recently issued U.S. Treasury

Regulations, which are effective for our taxable years beginning on or after January 1, 2020, provide that a guaranteed payment for the use of capital is not eligible for the 20% deduction for qualified publicly traded partnership income. As a result, it is unclear whether a guaranteed payment for the use of capital received by the holders of our Class C Preferred Units in our 2019 taxable year may be eligible for the 20% deduction for qualified publicly traded partnership income. All holders of our Class C Preferred Units are urged to consult a tax advisor to determine whether they are eligible to receive the 20% deduction for qualified publicly traded partnership income with respect to their Class C Preferred Units

        A holder of Class C Preferred Units will be required to recognize gain or loss on a sale of Class C Preferred Units equal to the difference between the amount realized by such holder and such holder's tax basis in the Class C Preferred Units sold. The amount realized generally will equal the sum of the cash and the fair market value of other property such holder receives in exchange for such Class C Preferred Units. Subject to general rules requiring a blended basis among multiple partnership interests, the tax basis of a Class C Preferred Unit will generally be equal to the sum of the cash and the fair market value of other property paid by the holder of Class C Preferred Units to acquire such Class C Preferred Unit. Gain or loss recognized by a holder of Class C Preferred Units on the sale or exchange of a Class C Preferred Unit held for more than one year generally will be taxable as long-term capital gain or loss. Because holders of Class C Preferred Units will generally not be allocated a share of our items of depreciation, depletion or amortization, it is not anticipated that such holders would be required to recharacterize any portion of their gain as ordinary income as a result of the recapture rules.

Tax-exempt entities and non-U.S. persons face unique tax issues from owning our Class C Preferred Units that may result in adverse tax consequences to them.

        Investment in the Class C Preferred Units by tax-exempt investors, such as employee benefit plans and individual retirement accounts ("IRAs"), and non-U.S. persons raises issues unique to them. Distributions to non U.S. holders of Class C Preferred Units will be subject to withholding taxes. If the amount of withholding exceeds the amount of U.S. federal income tax actually due, non-U.S. holders of Class C Preferred Units may be required to file U.S. federal income tax returns in order to seek a refund of such excess. Non-U.S. holders of Class C Preferred Units who sell or otherwise dispose of a Class C Preferred Unit will also be subject to U.S. federal income tax on the gain realized from the sale or disposition of that Class C Preferred Unit. Recently enacted legislation imposes a withholding obligation of 10% of the amount realized upon a non-U.S. unitholder's sale or exchange of an interest in a partnership that is engaged in a U.S. trade or business. However, due to challenges of administering a withholding obligation applicable to open market trading and other complications, the IRS has temporarily suspended the application of this withholding rule to open market transfers of interests in publicly traded partnerships pending promulgation of regulations or other guidance that resolves the challenges. It is not clear if or when such regulations or other guidance will be issued.

        Furthermore, the treatment of guaranteed payments for the use of capital to tax-exempt investors is not certain and such payments may be treated as unrelated business taxable income for U.S. federal income tax purposes. With respect to taxable years beginning after December 31, 2017, subject to the proposed aggregation rules for certain similarly situated businesses or activities issued by the Treasury Department, a tax-exempt entity with more than one unrelated trade or business (including by attribution from investment in a partnership such as ours) is required to compute the unrelated business taxable income of such tax-exempt entity separately with respect to each such trade or business (including for purposes of determining any net operating loss deduction). As a result, for years beginning after December 31, 2017, it may not be possible for tax-exempt entities to utilize losses from an investment in our partnership to offset unrelated business taxable income from another unrelated trade or business and vice versa.

        If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor with respect to the consequences of owning our Class C Preferred Units.

Our tax treatment depends on our status as a partnership for U.S. federal income tax purposes. If the Internal Revenue Service were to treat us as an association taxable as a corporation for U.S. federal income tax purposes, or otherwise subject us to entity-level taxation, it would reduce the amount of cash available for distribution.

        A publicly traded partnership such as us may be treated as a corporation for U.S. federal income tax purposes unless it satisfies a "qualifying income" requirement. Based on our current operations and current Treasury Regulations, we believe that we satisfy the qualifying income requirement and will be treated as a partnership. Failing to meet the qualifying income requirement or a change in current law could cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to taxation as an entity.

        If we were treated as a corporation for U.S. federal income tax purposes, we would pay U.S. federal income tax on our taxable income at the corporate tax rate, which is 21% for tax years beginning after December 31, 2017, and would likely pay state income tax at varying rates. Distributions to you would generally be taxed again as corporate distributions instead of as guaranteed payments for the use of capital, as described above. Because a tax would be imposed upon us as a corporation, our cash available for distribution to you may be substantially reduced. Therefore, the treatment of us as a corporation may result in a material reduction in our cash available to pay distributions.

The tax treatment of publicly traded partnerships or an investment in our Class C Preferred Units could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly applied on a retroactive basis.

        The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in us, may be modified by administrative, legislative or judicial changes or differing interpretations at any time. For example, from time to time, members of Congress consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. In addition, the Treasury Department has issued, and in the future may issue, regulations interpreting those laws that affect publicly traded partnerships. Although there are no current legislative or administrative proposals, there can be no assurance that there will not be further changes to U.S. federal income tax laws or the Treasury Department's interpretation of the qualifying income rules in a manner that could impact our ability to qualify as a partnership in the future.

        Any modification to the U.S. federal income tax laws may be applied retroactively and could make it more difficult or impossible for us to meet the exception for certain publicly traded partnerships to be treated as partnerships for U.S. federal income tax purposes. We are unable to predict whether any of these changes or other proposals will ultimately be enacted. Any such changes could negatively impact the value of an investment in us. You are urged to consult with your own tax advisor with respect to the status of legislative or administrative developments and proposals and their potential effect on your investment in our Class C Preferred Units.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of                Class C Preferred Units in this offering will be approximately $             million (or approximately $             million if the underwriters exercise in full their option to purchase additional                Class C Preferred Units), after deducting the underwriters' discount and our estimated offering expenses. We intend to use the proceeds from this offering to repay indebtedness under our Credit Agreement, which we may re-borrow from time to time for general partnership purposes, including to redeem or repurchase all or a portion of our Class A Preferred Units. We have agreed to redeem all or the maximum amount of the Class A Preferred Units redeemable with an amount equal to the sum of net proceeds from this offering and borrowings available for that purpose under our Credit Agreement.

        As of March 25, 2019, the weighted average interest rate in effect on outstanding borrowings under our Credit Agreement was 4.25%, calculated as the weighted average LIBOR of 2.49% plus a margin of 1.75% for LIBOR borrowings and the prime rate of 5.50% plus a margin of 0.75% for alternative base rate borrowings. At March 25, 2019, the interest rate in effect on letters of credit was 1.75%. Our Credit Agreement matures on October 5, 2021. Borrowings under our Credit Agreement have been used to fund working capital needs, capital expenditures and acquisitions, and for general partnership purposes.

        The underwriters may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of business. In addition, affiliates of certain of the underwriters are lenders under our Credit Agreement and may receive a portion of the net proceeds from this offering through repayment of indebtedness thereunder. See "Underwriting — Other Relationships."

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2018:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the issuance and sale of                Class C Preferred Units at an offering price of $            per unit, and the application, as described under the caption "Use of Proceeds," of the estimated net proceeds of $             million from the offering.

  •
  on an as further adjusted basis to give effect to the redemption of the maximum amount of our outstanding Class A Preferred Units that may be redeemed with an amount equal to the sum of net proceeds from this offering and borrowings available for that purpose under our Credit Agreement.

	As of December 31, 2018
	Actual	As adjusted		As further adjusted
	(amounts in thousands, except percentage interests)
Cash and cash equivalents	$23,025		$23,025		23,025

Total Debt:
Long-term debt, including current maturities
Senior secured revolving credit facility(1)
Expansion Capital borrowings	$—		$—		$—
Working Capital borrowings	889,000
5.125% Senior Notes due 2019(2)	339,886		339,886		339,886
7.500% Senior Notes due 2023	607,323		607,323		607,323
6.125% Senior Notes due 2025	389,135		389,135		389,135
Other long-term debt	5,492		5,492		5,492

Total long-term debt, including current maturities	2,230,836
Current maturities(2)	340,533		340,533		340,533

Total long-term debt, net of current maturities	$1,890,303	$		$

10.75% Class A Convertible Preferred Units	$122,934		$122,934	$
Equity:
General partner — 0.1% interest	$(50,581)		$(50,581)		$(50,581)
Limited partners — 99.9% interest	2,085,780		2,085,780		2,085,780
9.0% Class B Perpetual Preferred Units	202,731		202,731		202,731
% Class C Perpetual Preferred Units offered hereby	—
Accumulated other comprehensive loss	(273)		(273)		(273)
Noncontrolling interests	77,784		77,784		77,784

Total equity	$2,315,441	$

Total capitalization(1)	$4,669,211	$

(1)
As of March 25, 2019, we had approximately $1.2 billion of total borrowings outstanding under our Credit Agreement, including outstanding borrowings of approximately $944.0 million under our Working Capital Facility and outstanding borrowings of approximately $280.0 million under our Expansion Capital Facility. We also had approximately $140.9 million of outstanding letters of credit.

(2)
On March 15, 2019, we redeemed all $328,005,000 aggregate outstanding principal amount of our 5.125% Senior Notes due 2019. After December 31, 2018 and prior to such redemption, we repurchased, and subsequently cancelled, $11,881,000 of our outstanding 5.125% Senior Notes due 2019. All such notes constituted current liabilities at December 31, 2018.

 DESCRIPTION OF CLASS C PREFERRED UNITS

        The following description of the Class C Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Fifth Amended and Restated Agreement of Limited Partnership, which will be entered into in connection with the closing of this offering and will be filed as an exhibit to a Current Report on Form 8-K.

General

        The Class C Preferred Units offered hereby are a new series of preferred units. Upon completion of this offering, there will be                Class C Preferred Units issued and outstanding (assuming no exercise of the underwriters' option to purchase additional Class C Preferred Units). We may, without notice to or consent of the holders of the then-outstanding Class C Preferred Units, authorize and issue additional Class C Preferred Units and Junior Securities (as defined under "Summary — The Offering — Ranking") and, subject to the limitations described under "— Voting Rights," Senior Securities and Parity Securities (each, as defined under "Summary — The Offering — Ranking").

        The holders of our common units, Class A Preferred Units, Class B Preferred Units, Class C Preferred Units and incentive distribution rights ("IDRs") are entitled to receive, to the extent permitted by law, such distributions as may from time to time be declared by our general partner. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units, Class A Preferred Units, Class B Preferred Units, Class C Preferred Units and IDRs will be entitled to receive distributions of our assets, after we have satisfied or made provision for our indebtedness and other liabilities and after payment to the holders of any class or series of limited partner interests (including the Class A Preferred Units, the Class B Preferred Units and the Class C Preferred Units) having preferential rights to receive distributions of our assets. When issued and paid for in the manner described in this prospectus supplement and accompanying prospectus, the Class C Preferred Units offered hereby will be fully paid and nonassessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act). Subject to the matters described under "— Liquidation Rights," each Class C Preferred Unit will generally have a fixed liquidation preference of $25.00 per Class C Preferred Unit plus an amount equal to accumulated and unpaid distributions thereon to, but not including, the date fixed for payment, regardless of whether declared.

        The Class C Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Class C Preferred Units will rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The rights of the holders of Class C Preferred Units to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities, including the then-outstanding Class A Preferred Units and Class B Preferred Units, if any.

        All of the Class C Preferred Units offered hereby will be represented by a single certificate issued to The Depository Trust Company (and its successors or assigns or any other securities depositary selected by us) (the "Securities Depositary") and registered in the name of its nominee. So long as a Securities Depositary has been appointed and is serving, no person acquiring Class C

Preferred Units will be entitled to receive a certificate representing such Class C Preferred Units unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. See "— Book-Entry System."

        Except as described below under "— Change of Control — Conversion Right upon a Change of Control," the Class C Preferred Units will not be convertible into common units or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Class C Preferred Units will not be subject to mandatory redemption or to any sinking fund requirements. The Class C Preferred Units will be subject to redemption, in whole or in part, at our option commencing on April 15, 2024. The Class C Preferred Units will also be subject to redemption at our option, in whole or in part, in connection with a Change of Control. See "— Redemption."

        We have appointed Equiniti Trust Company (formerly, Wells Fargo Bank, National Association) as the registrar and transfer agent (the "Registrar and Transfer Agent") for the Class C Preferred Units. The address of the Registrar and Transfer Agent is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

Ranking

        The Class C Preferred Units will, with respect to anticipated quarterly distributions, rank:

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  senior to the Junior Securities (including our common units);

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  on parity with the Parity Securities (including each of the Class A Preferred Units and the Class B Preferred Units);

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  junior to the Senior Securities; and

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  junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

        Under our Partnership Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Class C Preferred Units. Our general partner has the authority to determine the designations, preferences, rights, powers and duties of any such series before the issuance of any units of that series. Our general partner will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under "— Voting Rights."

Liquidation Rights

        Any amounts distributed by us upon our liquidation will be made to our partners in accordance with their respective positive capital account balances. The holders of outstanding Class C Preferred Units will be specially allocated items of our gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, a capital account balance equal to the liquidation preference of $25.00 per Class C Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Class C Preferred Units). If the amount of our gross income and gain available to be specially allocated to the Class C Preferred Units is not sufficient to cause the capital account of a Class C Preferred Unit to equal the liquidation preference of a Class C Preferred Unit, then the amount that a holder of Class C Preferred Units would receive upon liquidation may be less than the Class C Preferred Unit liquidation preference. Any accumulated and unpaid distributions on the Class C Preferred Units will be paid prior to any distributions in liquidation made in accordance with capital accounts. The rights of the holders of Class C Preferred Units to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities.

Voting Rights

        The Class C Preferred Units will have no voting rights, except as set forth below or as otherwise provided by Delaware law.

        Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class C Preferred Units, voting as a separate class, we may not adopt any amendment to our Partnership Agreement that has a material adverse effect on the terms of the Class C Preferred Units.

        In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class C Preferred Units, voting as a single class with holders of the Class B Preferred Units and any future Parity Securities upon which like voting rights have been conferred and are exercisable, we may not:

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  create or issue any additional Parity Securities (including any additional Class A Preferred Units or Class B Preferred Units) if the cumulative distributions payable on then outstanding Class C Preferred Units or Parity Securities are in arrears; or

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  create or issue any Senior Securities.

        The terms of the Class A Preferred Units do not confer the holders thereof with such rights to vote as a single class with holders of the Class C Preferred Units.

        On any matter described above on which the holders of the Class C Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per Class C Preferred Unit. The Class C Preferred Units held by us or any of our subsidiaries or controlled affiliates will not be entitled to vote.

        Class C Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Distributions

General

        Holders of Class C Preferred Units will be entitled to receive, when, as and if declared by our general partner out of legally available funds for such purpose, cumulative cash distributions. Unless otherwise determined by our general partner, distributions on the Class C Preferred Units will be deemed to have been paid out of our available cash with respect to the quarter ended immediately preceding the quarter in which the distribution is made. Distributions on the Class C

Preferred Units will be paid on an equal priority basis with distributions on outstanding Parity Securities, if any, including the Class A Preferred Units and the Class B Preferred Units.

Distribution Rate

        The initial distribution rate for the Class C Preferred Units from and including the date of original issue to, but not including, April 15, 2024 (the "Fixed Rate Period") will be        % per annum of the $25.00 liquidation preference per unit (equal to $            per unit per annum). On and after April 15, 2024 (the "Floating Rate Period"), distributions on the Class C Preferred Units will accumulate for each quarterly distribution period at a percentage of the $25.00 liquidation preference equal to Three-Month LIBOR plus a spread of                basis points.

        "Three-Month LIBOR" means, for each quarterly distribution period during the Floating Rate Period, the following rate determined by the Partnership or the calculation agent, as applicable, as of the applicable Determination Date (as defined herein) in accordance with the following provisions:

        (i)  the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period commencing on the first day of such distribution period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on such Determination Date determined by the Partnership;

       (ii)  if no such rate is so published, the calculation agent will select four major banks in the London interbank market and request that the principal London offices of those four selected banks provide their offered quotations for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable quarterly distribution period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the Determination Date for such quarterly distribution period. Offered quotations must be based on a principal amount equal to an amount that, in the calculation agent's judgment, is representative of a single transaction in U.S. dollars in the London interbank market at the time. If two or more quotations are provided, Three-Month LIBOR for such quarterly distribution period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, Three-Month LIBOR for such quarterly distribution period will be the arithmetic mean of the rates quoted on the Determination Date for such quarterly distribution period by three major banks in New York City selected by the calculation agent, for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of such quarterly distribution period. The rates quoted must be based on an amount that, in the calculation agent's judgment, is representative of a single transaction in U.S. dollars in that market at the time: or

      (iii)  if fewer than three New York City banks selected by the calculation agent are quoting rates in the manner described above, the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate Three-Month LIBOR or any of the foregoing lending rates, will determine Three-Month LIBOR for the applicable distribution period in its sole discretion.

        Notwithstanding the foregoing clauses (i), (ii) and (iii):

          (a)   If the calculation agent determines on the relevant distribution Determination Date that the Three-Month LIBOR base rate has been discontinued, then the calculation agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the Three-Month LIBOR base rate, provided that if the calculation agent determines there is an industry-accepted substitute or successor base rate, then the calculation agent shall use such substitute or successor base rate; and

          (b)   If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent, in its sole discretion, may determine what business day convention to use, the definition of business day, the distribution determination date to be used and any other relevant methodology for calculating such substitute or successor base rate.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 8.976545% (or .08976545) being rounded to 8.97655% (or .0897655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        We will appoint a calculation agent (other that the Partnership or its affiliates) for the Class C Preferred Units prior to the commencement of the Floating Rate Period and will keep a record of such appointment at our principal offices, which will be available to any unitholder upon request.

        "Determination Date" means the London Business Day (as defined herein) immediately preceding the first date of the applicable quarterly distribution period.

        "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        "quarterly distribution period" with respect to each distribution on the Class C Preferred Units on a Distribution Payment Date, means the three month period beginning on and including the first day of the third calendar month next preceding the Distribution Payment Date for such distribution and ending on and including the last day of the calendar month next preceding the Distribution Payment Date for such distribution; provided, however that the first quarterly distribution period shall begin on and include the date on which the Class C Preferred Units are originally issued and end on June 30, 2019.

        "Reuters Page LIBOR01" means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

Distribution Payment Dates

        Distributions on the Class C Preferred Units will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing July 15, 2019 (each, a "Distribution Payment Date"), when, as and if declared by our general partner out of legally available funds for such purpose. Distributions will be paid to holders of record as of the opening of business on the January 1, April 1, July 1 or October 1 next preceding the Distribution Payment Date. The initial distribution on the Class C Preferred Units will accumulate from the date of original issue until June 30, 2019, and will be payable on July 15, 2019 in an amount equal to $            per Class C Preferred Unit. Distributions on the Class C Preferred Units will accumulate in each quarterly distribution period from and including the first day of such quarterly distribution period, to and including the last day of such quarterly distribution period; provided that if the Partnership fails to pay in full in cash any distribution on the Class C Preferred Units on a Class C Distribution Payment Date, then the amount of such accumulated but unpaid distribution shall increase at the then applicable distribution rate, until all accumulated and unpaid distributions on the Class C Preferred Units have been paid in full in cash. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Distributions on the Class C Preferred Units will be payable based on a 360-day year consisting of four 90-day periods. "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of Oklahoma or New York shall not be regarded as a Business Day.

Payment of Distributions

        Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay those quarterly distributions, if any, on the Class C Preferred Units that have been declared by our general partner to the holders of such Class C Preferred Units as such holders' names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date.

        So long as the Class C Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary's normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Class C Preferred Units in accordance with the instructions of such beneficial owners.

        No distribution may be declared or paid or set aside for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or set aside on all outstanding Class C Preferred Units and any Parity Securities through the most recent respective distribution payment dates. Accumulated distributions in arrears for any past quarterly distribution period may be declared by our general partner and paid on any date fixed by our general partner, regardless of whether a Distribution Payment Date, to holders of the Class C Preferred Units on the record date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Class C Preferred Units and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set aside, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest Distribution Payment Date. If less than all distributions payable with respect to all Class C Preferred Units and any Parity Securities are paid, any partial payment will be declared and paid pro rata such that the amounts of distributions declared and paid per Class C Preferred Unit and per unit of such other Parity Securities shall in all cases bear to each other the same ratio that accrued but unpaid and accumulated distributions per Class C Preferred Unit and per unit of such Parity Securities bear to one another. Holders of the Class C Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. Except insofar as distributions accumulate on the amount of any accumulated and unpaid distributions no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Class C Preferred Units.

Change of Control

Optional Redemption upon a Change of Control

        Upon the occurrence of a Change of Control (as defined herein), we may, at our option, redeem the Class C Preferred Units in whole or in part within 120 days after the first date on which such Change of Control occurred (the "Change of Control Redemption Period"), by paying the liquidation preference of $25.00 per Class C Preferred Unit, plus all accumulated and unpaid distributions to, but not including, the redemption date, regardless of whether declared. If, prior to the Change of Control Conversion Date (as defined herein), we exercise our right to redeem Class C Preferred Units as described in the immediately preceding sentence or as described below under "— Redemption," holders of the Class C Preferred Units we have elected to redeem will not have the conversion right described below under "— Conversion Right upon a Change of Control." Any such redemption would be effected only out of funds legally available for such purpose.

        "Change of Control" means the occurrence of any of the following events after the original issue date of the Class C Preferred Units:

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  the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) and following such occurrence neither we nor such person has a class of common equity securities listed or admitted to trading on any National Securities Exchange (as defined below); or

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  the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), other than a Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of our general partner, measured by voting power rather than percentage of interests, and following such occurrence neither we nor such person has a class of common equity securities listed or admitted to trading on any National Securities Exchange.

        "National Securities Exchange" means an exchange registered with the SEC under Section 6(a) of the Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the SEC under Section 6(a) (or successor to such Section) of the Exchange Act) that our general partner shall designate as a National Securities Exchange for purposes of our Partnership Agreement.

        "Permitted Holder" means: (i) any Member (as defined in the Third Amended and Restated Limited Liability Company Agreement of our general partner, as amended) of our general partner as of the original issue date of the Class C Preferred Units; (ii) any wife, lineal descendant, legal guardian or other legal representative or estate of any of the Persons described in the preceding clause (i); (iii) any trust of which at least one of the trustees is any of the Persons described in the preceding clauses (i) or (ii); and (iv) any other Person that is controlled directly or indirectly by any one or more of the Persons described in the preceding clauses (i) through (iii).

Conversion Right upon a Change of Control

        Upon the occurrence of a Change of Control, each holder of Class C Preferred Units will have the right (unless, during the Change of Control Redemption Period, we provide notice of our election to redeem Class C Preferred Units as described above under "— Optional Redemption upon a Change of Control" or below under "— Redemption") to convert (the "Class C Change of Control Conversion") some or all of the Class C Preferred Units held by such holder on the Change of Control Conversion Date into a number of our common units per Class C Preferred Unit to be converted equal (the "Common Unit Conversion Consideration") to the lesser of:

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  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Class C Preferred Unit distribution payment and prior to the corresponding Class C Preferred Unit distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Unit Price, and

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                  , subject, in each case, to certain adjustments and to provisions for (i) the payment of any Alternative Conversion Consideration and (ii) splits, combinations or distributions in the form of equity issuances, each as described in greater detail in our Partnership Agreement.

        In the case of a Change of Control pursuant to which our common units will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Conversion Consideration"), a holder of Class C Preferred Units electing to exercise its Change of Control Conversion Right (as defined herein) will receive upon conversion of such Class C Preferred Units elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common units equal to the Common Unit Conversion Consideration immediately prior to the effective time of the Change of Control; provided, however, that if the holders of our common units have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Class C Preferred Units electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common units are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common units upon the conversion of the Class C Preferred Units. Instead, we will pay the cash value of such fractional units.

        If we provide a redemption notice prior to the expiration of the Change of Control Redemption Period, whether pursuant to our special optional redemption right in connection with a Change of Control as described under "— Optional Redemption upon a Change of Control" or our optional redemption rights as described below under "— Redemption," holders of Class C Preferred Units will not have any right to convert the Class C Preferred Units that we have elected to redeem and any Class C Preferred Units subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

        Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem the Class C Preferred Units prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of Class C Preferred Units written notice (the "Change of Control Conversion Right Notice") of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. The Change of Control Conversion Right Notice will state the following:

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  the events constituting the Change of Control;

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  the date of the Change of Control;

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  the date on which the Change of Control Redemption Period expired or was waived;

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  the last date on which the holders of Class C Preferred Units may exercise their Change of Control Conversion Right;

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  the method and period for calculating the Common Unit Price;

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  the Change of Control Conversion Date;

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  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Class C Preferred Unit;

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  the name and address of the Paying Agent; and

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  the procedure that the holders of Class C Preferred Units must follow to exercise the Change of Control Conversion Right.

        We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the Change of Control Conversion Right Notice to the holders of Class C Preferred Units.

        Holders of Class C Preferred Units that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify the Partnership of the number of Class C Preferred Units to be converted and otherwise to comply with any applicable procedures contained in the Change of Control Conversion Right Notice or otherwise required by the Securities Depositary for effecting the conversion.

        "Change of Control Conversion Right" means the right of a holder of Class C Preferred Units to convert some or all of the Class C Preferred Units held by such holder on the Change of

Control Conversion Date into a number of our common units per Class C Preferred Unit pursuant to the conversion provisions in our Partnership Agreement.

        "Change of Control Conversion Date" means the date fixed by our general partner, in its sole discretion, as the date the Class C Preferred Units are to be converted into common units, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the Change of Control Conversion Right Notice to holders of the Class C Preferred Units.

        "Common Unit Price" means (i) the amount of cash consideration per common unit, if the consideration to be received in the Change of Control by the holders of our common units is solely cash; and (ii) the average of the closing prices for our common units on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common units is other than solely cash.

Redemption

Optional Redemption on or after April 15, 2024

        Any time on or after April 15, 2024, we may redeem, at our option, in whole or in part, the Class C Preferred Units by paying a redemption price in cash equal to $25.00 per Class C Preferred Unit plus an amount in cash equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, regardless of whether declared. We may undertake multiple partial redemptions. We may also redeem the Class C Preferred Units under the terms set forth under "— Change of Control — Optional Redemption upon a Change of Control." Any such redemption would be effected only out of funds legally available for such purpose.

Redemption Procedures

        Any optional redemption shall be effected only out of funds legally available for such purpose. We will give advance written notice of any redemption not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any Class C Preferred Units to be redeemed as such holders' names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Class C Preferred Units to be redeemed and, if less than all outstanding Class C Preferred Units are to be redeemed, the number (and, in the case of Class C Preferred Units in certificated form, the identification) of Class C Preferred Units to be redeemed from such holder, (iii) the redemption price, (iv) the place where any Class C Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (v) that distributions on the Class C Preferred Units to be redeemed will cease to accumulate from and after such redemption date.

        If fewer than all of the outstanding Class C Preferred Units are to be redeemed, the number of Class C Preferred Units to be redeemed will be determined by our General Partner, and such Class C Preferred Units will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Class C Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Class C Preferred Units to be redeemed, and the Securities Depositary will determine the number of Class C Preferred Units to be redeemed from the account of each of its participants holding such Class C Preferred Units in its participant account. Thereafter, each participant will select the number of Class C Preferred Units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Class C Preferred Units for its own account). A participant may determine to redeem Class C Preferred Units from some beneficial owners (including the participant itself) without redeeming Class C Preferred Units from the accounts of other beneficial owners.

        So long as the Class C Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the paying agent appointed by us (the "Paying Agent") to the Securities Depositary on the redemption date. The Securities Depositary's normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

        If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Class C Preferred Units as to which notice has been given by 10:00 a.m., New York City time, on the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price, plus an amount equal to accumulated and unpaid distributions to the date fixed for redemption, regardless of whether declared, to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such Class C Preferred Units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such Class C Preferred Units will cease to accumulate and all rights of holders of such Class C Preferred Units as limited partners will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions to the date fixed for redemption, regardless of whether declared. The holders of Class C Preferred Units will have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent by us for any reason, including, but not limited to, redemption of Class C Preferred Units, that remain unclaimed or unpaid after one year after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Class C Preferred Units entitled to such redemption or other payment shall have recourse only to us.

        If only a portion of the Class C Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such Class C Preferred Units is registered in the name of the Securities Depositary or its nominee), we will issue and the Paying Agent will deliver to the holder of such Class C Preferred Units a new certificate (or adjust the applicable book-entry account) representing the number of Class C Preferred Units represented by the surrendered certificate that have not been called for redemption.

        Notwithstanding any notice of redemption, there will be no redemption of any Class C Preferred Units called for redemption until funds sufficient to pay the full redemption price of such Class C Preferred Units, including all accumulated and unpaid distributions to, but not including, the date of redemption, regardless of whether declared, have been deposited by us with the Paying Agent.

        We may from time to time purchase Class C Preferred Units, subject to compliance with all applicable securities and other laws. We have no obligation, or any present plan or intention, to purchase any Class C Preferred Units. Any Class C Preferred Units that we redeem or otherwise acquire will be cancelled. The Class C Preferred Units not redeemed will remain outstanding, and the holders thereof will remain entitled to all the rights and preferences of the Class C Preferred Units.

        Notwithstanding the foregoing, in the event that full cumulative distributions on the Class C Preferred Units and any Parity Securities have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Class C Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Class C Preferred Units and any Parity Securities. Common units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired by us unless full cumulative distributions on the Class C Preferred Units and any Parity Securities for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

No Sinking Fund

        The Class C Preferred Units will not have the benefit of any sinking fund.

No Fiduciary Duty

        We, and the officers and directors of our general partner, will not owe any duties, including fiduciary duties, to holders of the Class C Preferred Units other than an implied contractual covenant of good faith and fair dealing pursuant to our Partnership Agreement.

Book-Entry System

        All Class C Preferred Units offered hereby will be represented by a single certificate issued to the Securities Depositary, and registered in the name of its nominee (initially, Cede & Co.). The Class C Preferred Units offered hereby will continue to be represented by a single certificate registered in the name of the Securities Depositary or its nominee, and no holder of the Class C Preferred Units offered hereby will be entitled to receive a certificate evidencing such Class C Preferred Units unless otherwise required by law or the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depositary within 60 calendar days thereafter. Payments and communications made by us to holders of the Class C Preferred Units will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders of the Class C Preferred Units, each purchaser of Class C Preferred Units must rely on (i) the procedures of the Securities Depositary and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Class C Preferred Units and (ii) the records of the

Securities Depositary and its participants to evidence its ownership of such Class C Preferred Units.

        So long as the Securities Depositary (or its nominee) is the sole holder of the Class C Preferred Units, no beneficial holder of the Class C Preferred Units will be deemed to be a holder of Class C Preferred Units. The Depository Trust Company, the initial Securities Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Class C Preferred Units, whether as a holder of the Class C Preferred Units for its own account or as a nominee for another holder of the Class C Preferred Units.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS SUPPLEMENT

        The tax consequences to you of an investment in Class C Preferred Units will depend in part on your own tax circumstances. This section adds information related to certain tax considerations with respect to the Class C Preferred Units, and should be read in conjunction with the risk factors included under the caption "Tax Risks" in this prospectus supplement. For a discussion of the principal U.S. federal income tax considerations associated with our operations and the purchase, ownership and disposition of our common units (including the ownership and disposition of our common units following a conversion of Class C Preferred Units into common units), please read "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus, as updated and supplemented in this section and in "Tax Risks to Common Unitholders" in our Annual Report on Form 10-K for the year ended March 31, 2018, deemed to be incorporated herein by reference. The following discussion is limited as described herein and under the caption "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus. You are urged to consult with your own tax advisor about the federal, state, local and foreign tax consequences particular to your circumstances.

        This section is a summary of the material U.S. federal income tax considerations that may be relevant to individual citizens or residents of the United States owning Class C Preferred Units and, unless otherwise noted in the following discussion, is the opinion of Hunton Andrews Kurth LLP ("Hunton Andrews Kurth") insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the "Treasury Regulations") and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities, which could have retroactive effect, may cause the tax consequences to vary substantially from the consequences described below.

        The following discussion does not comment on all U.S. federal income tax matters affecting us or the holders of Class C Preferred Units and does not describe the application of the alternative minimum tax that may be applicable to certain holders of Class C Preferred Units. Moreover, the discussion focuses on holders of Class C Preferred Units who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other holders of Class C Preferred Units subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States), IRAs, real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose "functional currency" is not the U.S. dollar, persons holding their Class C Preferred Units as part of a "straddle," "hedge," "conversion transaction" or other risk reduction transaction, and persons deemed to sell their Class C Preferred Units under the constructive sale provisions of the Internal Revenue Code. Any prospective holder of Class C Preferred Units that is an employee of ours or otherwise receives units in exchange for services may also be subject to different rules that are not described herein. This discussion also does not address the tax consequences to a unitholder, beneficiary or other owner of a holder of Class C

Preferred Units who owns Class C Preferred Units indirectly through another entity. In addition, the discussion only comments to a limited extent on state, local and foreign tax consequences. Accordingly, we encourage each prospective holder of Class C Preferred Units to consult its own tax advisor in analyzing the state, local and foreign tax consequences particular to it of the ownership or disposition of Class C Preferred Units and potential changes in applicable tax laws.

        No ruling has been requested from the Internal Revenue Service (the "IRS") regarding our characterization as a partnership for tax purposes or the consequences of owning our Class C Preferred Units. Instead, we will rely on opinions of Hunton Andrews Kurth. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our Class C Preferred Units and the prices at which our Class C Preferred Units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution and thus may be borne indirectly by our holders of Class C Preferred Units. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        All statements as to matters of U.S. federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Hunton Andrews Kurth and are based on the accuracy of the representations made by us.

        Notwithstanding the above, and for the reasons described below, Hunton Andrews Kurth has not rendered an opinion with respect to the following specific U.S. federal income tax issues: (i) the treatment of a holder of Class C Preferred Units whose Class C Preferred Units are loaned to a short seller to cover a short sale of Class C Preferred Units (please read "— Tax Consequences of Unit Ownership — Treatment of Short Sales"); (ii) whether holders of Class C Preferred Units will be treated as partners that receive guaranteed payments for the use of capital on their Class C Preferred Units (please read "— Tax Consequences of Unit Ownership — Limited Partner Status"); and (iii) whether distributions with respect to the Class C Preferred Units will be treated as unrelated business taxable income (please read "— Tax-Exempt Organizations and Other Investors").

        In addition, except for the statements set forth herein and subject to the accuracy of representations made to us, and subject to the assumptions, qualifications and limitations stated herein and in the accompanying prospectus, Hunton Andrews Kurth adopts and affirms as its opinion all statements as to matters of U.S. federal income tax law and legal conclusions contained in the section captioned "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus.

Partnership Tax Treatment

        For U.S. federal income tax purposes, a partnership is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss and deduction of the partnership in computing its U.S.

federal income tax liability, regardless of whether cash distributions are made to it by the partnership.

        Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the mining, exploration, production, refining, processing, transportation, storage and marketing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale or other disposition of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 7% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Hunton Andrews Kurth is of the opinion that at least 90% of our current-year gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

        No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status as a partnership for U.S. federal income tax purposes. Instead, we will rely on the opinion of Hunton Andrews Kurth on such matters. It is the opinion of Hunton Andrews Kurth that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below, we will be classified as a partnership and our operating partnerships will be disregarded as entities separate from us or classified as partnerships for U.S. federal income tax purposes.

        In rendering its opinion, Hunton Andrews Kurth has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Hunton Andrews Kurth has relied include:

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  neither we nor any of our operating partnerships has elected or will elect to be treated as a corporation; and

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  for each taxable year, more than 90% of our gross income has been and will be income of the type that counsel has opined or will opine is "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code.

        We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our partners or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to our partners in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to partners and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

        The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our limited partner interests may be modified by administrative, legislative or judicial changes or differing interpretations at any time. For example, from time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. In addition, final Treasury Regulations under Section 7704(d)(1)(E) of the Internal Revenue Code interpret the scope of the qualifying income requirement for publicly traded partnerships by providing industry-specific guidance. We do not believe the final Treasury Regulations affect our ability to be treated as a partnership for U.S. federal income tax purposes.

        Any modification to the U.S. federal income tax laws may be applied retroactively and could make it more difficult or impossible to meet the exception for certain publicly traded partnerships to be treated as partnerships for U.S. federal income tax purposes. We are unable to predict whether any of these changes or other proposals will ultimately be enacted, including as a result of fundamental tax reform. Any such changes could negatively impact the value of an investment in our limited partner interests.

        If we were taxable for U.S. federal income tax purposes as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our partners, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a partner would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the partner's tax basis in its limited partner interest, or taxable capital gain, after the partner's tax basis in its limited partner interest is reduced to zero. Accordingly, taxation as a corporation could result in a material reduction in a partner's cash flow and after-tax return and thus could result in a substantial reduction of the value of our limited partner interests.

        The discussion below is based on Hunton Andrews Kurth's opinion that we will be classified as a partnership for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Limited Partner Status

        The tax treatment of our Class C Preferred Units is uncertain. As such, Hunton Andrews Kurth is unable to opine as to the tax treatment of the Class C Preferred Units. Although the IRS may disagree with this treatment, we will treat holders of Class C Preferred Units as partners entitled to a guaranteed payment for the use of capital on their Class C Preferred Units. If the Class C Preferred Units are not partnership interests, they would likely constitute indebtedness for U.S. federal income tax purposes and distributions on the Class C Preferred Units would constitute ordinary interest income to holders of Class C Preferred Units. The remainder of this discussion assumes that our Class C Preferred Units are partnership interests for U.S. federal income tax purposes.

        A beneficial owner of Class C Preferred Units whose Class C Preferred Units have been transferred to a short seller to complete a short sale would appear to lose its status as a partner with respect to those Class C Preferred Units for U.S. federal income tax purposes. See "— Treatment of Short Sales."

Treatment of Distributions on Class C Preferred Units

        We will treat distributions on the Class C Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of Class C Preferred Units as ordinary income and will be deductible by us. Although a holder of Class C Preferred Units could recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous distribution, the partnership anticipates accruing and making the guaranteed payment distributions quarterly. The holders of Class C Preferred Units are generally not anticipated to share in the partnership's items of income, gain, loss or deduction, nor will we allocate any share of the partnership's nonrecourse liabilities to such holders.

Basis of Units

        A unitholder's tax basis in its units initially will be the amount paid for those units increased by the unitholder's allocable share (as measured for U.S. federal income tax purposes) of our "nonrecourse liabilities" (liabilities for which no partner bears the economic risk of loss). That basis generally will be (i) increased by the unitholder's share of our income and any increases in such unitholder's share of our nonrecourse liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder's share of our losses, any decreases in the unitholder's share of our nonrecourse liabilities and its share of our expenditures that are neither deductible nor required to be capitalized and by the amount of excess business interest allocated to the unitholder.

        The tax basis of a holder of Class C Preferred Units in its Class C Preferred Units initially will be the amount paid for such Class C Preferred Units. The tax basis of such a holder in its Class C Preferred Units will, generally, not be affected by distributions made with respect to such Class C Preferred Units. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. If you own common units and Class C Preferred Units, please consult your tax advisor with respect to determining the consequences of a guaranteed payment on your basis in your units.

Limitations on Deductibility of Losses

        Holders of Class C Preferred Units will only be allocated loss once the capital accounts of the common unitholders have been reduced to zero. Although it is not anticipated that a holder of Class C Preferred Units would be allocated loss, the deductibility of any such allocation may be limited for various reasons. In the event that you are allocated loss as a holder of Class C Preferred Units, please consult your tax advisor as to the application of any limitation to the deductibility of that loss.

        For taxpayers other than corporations in taxable years beginning after December 31, 2017, and before January 1, 2026, an "excess business loss" limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer's aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $250,000 or $500,000 for taxpayers filing a joint return. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a unitholder and not otherwise limited by the basis, at risk or passive loss limitations will be included in the determination of such unitholder's aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a unitholder's other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a unitholder's non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.

Limitations on Interest Deductions

        In general, we are entitled to a deduction for interest paid or accrued on indebtedness properly allocable to our trade or business during our taxable year. However, our deduction for this "business interest" is limited to the sum of our business interest income and 30% of our "adjusted taxable income." For the purposes of this limitation, our adjusted taxable income is computed without regard to any business interest or business interest income, and in the case of taxable years beginning before January 1, 2022, any deduction allowable for depreciation, amortization, or depletion. This limitation is first applied at the partnership level and any deduction for business interest is taken into account in determining our non-separately stated taxable income or loss. Then, in applying this business interest limitation at the partner level, the adjusted taxable income of each of our unitholders is determined without regard to such unitholder's distributive share of any of our items of income, gain, deduction, or loss and is increased by such unitholder's distributive share of our excess taxable income, which is generally equal to the excess of 30% of our adjusted taxable income over the amount of our deduction for business interest for a taxable year.

        To the extent our deduction for business interest is not limited, we will allocate the full amount of our deduction for business interest among our unitholders in accordance with their percentage interests in us. To the extent our deduction for business interest is limited, the amount of any disallowed deduction for business interest will also be allocated to each unitholder in accordance with their percentage interest in us, but such amount of "excess business interest" will not be currently deductible. Subject to certain limitations and adjustments to a unitholder's basis in its units, this excess business interest may be carried forward and deducted by a unitholder in a future taxable year.

        The deductibility of a non-corporate taxpayer's "investment interest expense" generally is limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

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  interest on indebtedness properly allocable to property held for investment;

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  interest expense attributed to portfolio income; and

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  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses other than interest directly connected with the production of investment income. Net investment income generally does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A unitholder's share of a publicly traded partnership's portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections

        If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any current or former partner (including holders of Class C Preferred Units), we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to a common unitholder or, in the case of the Class C Preferred Units, as an advance on a guaranteed payment to the holder of Class C Preferred Units on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current partners. We are authorized to amend our Partnership Agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units and Class C Preferred Units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our Partnership Agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual partner in which event the partner would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

        In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our partners (other than holders of Class A Preferred Units, Class B Preferred Units and Class C Preferred Units in respect of their preferred units) in accordance with their percentage interests in us. If we have a net loss, that loss will be allocated to the partners (other than holders of Class A Preferred Units, Class B Preferred Units and Class C Preferred Units in respect of their preferred units) in accordance with their percentage interests in us to the extent of their positive capital accounts, as adjusted to take into account the partners' share of nonrecourse debt, and holders of Class C Preferred Units will only be allocated net loss in the event that the capital accounts of the common unitholders have been reduced to zero (taking into account certain adjustments).

        Generally, holders of Class C Preferred Units will have a capital account equal to the liquidation preference of each Class C Preferred Unit, or $25.00, without regard to the price paid for such Class C Preferred Units, but will have an initial tax basis with respect to the Class C

Preferred Units equal to the price paid for such Class C Preferred Units. To the extent the purchase price paid for a Class C Preferred Unit in this offering exceeds the liquidation preference of such Class C Preferred Unit, we will allocate an amount of income equal to the cumulative amount paid in excess of the liquidation preference of all Class C Preferred Units sold in this offering to our partners (other than holders of Class A Preferred Units, Class B Preferred Units and Class C Preferred Units in respect of their preferred units) in accordance with their percentage interest in us.

Treatment of Short Sales

        A holder of Class C Preferred Units whose Class C Preferred Units are loaned to a "short seller" to cover a short sale of Class C Preferred Units may be considered as having disposed of such Class C Preferred Units. If so, he would no longer be treated for tax purposes as a partner with respect to those Class C Preferred Units during the period of the loan and may recognize gain or loss from the disposition.

        Because there is no direct or indirect controlling authority on this issue relating to partnership interests, Hunton Andrews Kurth is unable to render an opinion regarding the tax treatment of a holder of Class C Preferred Units whose Class C Preferred Units are loaned to a short seller to cover a short sale of Class C Preferred Units; therefore, holders of Class C Preferred Units desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their Class C Preferred Units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read "— Disposition of Units — Recognition of Gain or Loss."

Tax Rates

        Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. However, these rates are subject to change by new legislation at any time.

        In addition, for taxable years beginning after December 31, 2017, and ending on or before December 31, 2025, a non-corporate common unitholder is entitled to a deduction equal to 20% of its allocable share of our "qualified publicly traded partnership income", subject to certain limitations. For purposes of this deduction, a common unitholder's allocable share of our "qualified publicly traded partnership income" is equal to the sum of:

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  the net amount of such unitholder's allocable share of certain of our items of income, gain, deduction and loss to the extent such items are included or allowed in the determination of taxable income for the year, excluding, however, certain specified types of passive investment income (such as capital gains and dividends); and

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  any gain recognized by such unitholder on the disposition of its units to the extent such gain is attributable to certain Code Section 751 assets, including depreciation recapture and

    "inventory items" we own, and thus, is treated as ordinary income under Section 751 of the Code.

        However, recently issued Treasury Regulations, which are effective for our taxable years beginning on or after January 1, 2020, provide that a guaranteed payment for the use of capital is not eligible for the 20% deduction for qualified publicly traded partnership income. As a result, it is unclear whether a guaranteed payment for the use of capital received by the holders of our Class C Preferred Units in our 2019 taxable year may be eligible for the 20% deduction for qualified publicly traded partnership income. Prospective unitholders should consult their tax advisors regarding the application of this deduction.

        In addition, a 3.8% net investment income tax, or NIIT, is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes guaranteed payments and gain realized by a holder of Class C Preferred Units from a sale of Class C Preferred Units. In the case of an individual, the tax will be imposed on the lesser of (1) the net investment income of the holder of Class C Preferred Units and (2) the amount by which such holder's modified adjusted gross income exceeds $250,000 (if the holder is married and filing jointly or a surviving spouse), $125,000 (if the holder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income and (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that provide guidance regarding the NIIT. Prospective holders of Class C Preferred Units are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our Class C Preferred Units.

Tax Treatment of Operations

Accounting Method and Taxable Year

        We use the year ending December 31 as our taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each holder of Class C Preferred Units will be required to include in its tax return its income from our guaranteed payments for each taxable year ending within or with its taxable year. A holder of Class C Preferred Units that has a taxable year ending on a date other than December 31 and that disposes of all its Class C Preferred Units following the close of our taxable year but before the close of its taxable year will be required to include in income for its taxable year its income from more than one year of guaranteed payments.

Disposition of Units

Recognition of Gain or Loss

        Gain or loss will be recognized on a taxable sale of Class C Preferred Units equal to the difference between the amount realized and the tax basis of the holder of Class C Preferred Units for the Class C Preferred Units sold. Such holder's amount realized will be measured by the sum of the cash and the fair market value of other property received by it.

        Generally, gain or loss recognized by a holder of Class C Preferred Units, other than a "dealer" in Class C Preferred Units, on the sale or exchange of a Class C Preferred Unit will be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of Class C Preferred Units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of Class C Preferred Units may be subject to the NIIT in certain circumstances. Please read "— Tax Consequences of Unit Ownership — Tax Rates."

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling partner who can identify partnership interests transferred with an ascertainable holding period to elect to use the actual holding period of the partnership interest transferred. Thus, according to the ruling discussed above, a holder of Class C Preferred Units will be unable to select high or low basis partnership interests to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific partnership interests sold for purposes of determining the holding period of partnership interests transferred. A holder of Class C Preferred Units electing to use the actual holding period of partnership interests transferred must consistently use that identification method for all subsequent sales or exchanges of partnership interests. A holder of Class C Preferred Units considering the purchase of additional partnership interests or a sale of partnership interests purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations between Transferors and Transferees

        Holders of Class C Preferred Units owning Class C Preferred Units as of the applicable record date with respect to a Distribution Payment Date will be entitled to receive the distribution of the guaranteed payment payable with respect to their Class C Preferred Units on the Distribution Payment Date. Purchasers of Class C Preferred Units after such applicable record date will therefore not become entitled to receive a cash distribution of the guaranteed payment on their Class C Preferred Units until the next applicable record date.

Notification Requirements

        A holder of Class C Preferred Units who sells any of its Class C Preferred Units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of Class C Preferred Units who purchases such Class C Preferred Units from another holder of Class C Preferred Units is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Conversion of Units

        We will adopt the principles of Treasury Regulations Section 1.721-2 with respect to the conversion of Class C Preferred Units into common units. Except to the extent that the exercise price satisfies our obligation for any accumulated but unpaid distribution, we expect that the conversion will be nontaxable to holders of Class C Preferred Units. At the time of conversion, we will revalue our assets and allocate book items of unrealized income, gain, loss and deduction to the extent necessary to reflect that partner's right to share in partnership capital under our Partnership Agreement. If available book items of income, gain, loss and deduction are unable to be allocated in a manner that reflects the converting partner's right to share in partnership capital under our Partnership Agreement, then we must reallocate partnership capital between the existing partners and the converting partner. Corrective allocations will be made until such capital reallocations are eliminated. Corrective allocations may result in the allocation of a greater amount of income, gain, loss or deduction to a particular partner for tax purposes, as compared to book purposes.

        Upon the conversion of Class C Preferred Units, a holder will receive a basis in the resulting common units equal to its existing basis in its Class C Preferred Units plus such holder's initial allocable share of our liabilities in its capacity as a common unitholder. As a common unitholder, that basis will be (i) increased by the common unitholder's share of our income and any increases in such common unitholder's share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the common unitholder, the common unitholder's share of our losses, any decreases in the common unitholder's share of our liabilities, and certain other items.

The holding period of such common units will also include the period that holder held the converted Class C Preferred Units.

        For a discussion of the tax treatment of the ownership and disposition of common units, including common units resulting from the conversion of Class C Preferred Units, not otherwise set forth in this prospectus supplement, please read "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus.

Tax-Exempt Organizations and Other Investors

        Ownership of Class C Preferred Units by employee benefit plans and other tax-exempt organizations as well as by non-resident aliens, foreign corporations and other foreign persons (collectively, "Non-U.S. Holders") raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. Prospective holders that are tax-exempt entities or Non-U.S. Holders should consult their tax advisors before investing in our Class C Preferred Units.

        Employee benefit plans and most other organizations exempt from U.S. federal income tax, including IRAs and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income ("UBTI"). We will treat distributions on the Class C Preferred Units as guaranteed payments for the use of capital. The treatment of guaranteed payments for the use of capital to tax-exempt investors is not certain. Such payments may be treated as UBTI for U.S. federal income tax purposes and Hunton Andrews Kurth is unable to opine with respect to whether such payments constitute UBTI for U.S. federal income tax purposes. If you are a tax-exempt entity, you should consult your tax advisor with respect to the consequences of owning our Class C Preferred Units. With respect to taxable years beginning after December 31, 2017, subject to the proposed aggregation rules for certain similarly situated businesses or activities issued by the Treasury Department, a tax-exempt entity with more than one unrelated trade or business (including by attribution from investment in a partnership such as ours) is required to compute the unrelated business taxable income of such tax-exempt entity separately with respect to each such trade or business (including for purposes of determining any net operating loss deduction). As a result, for years beginning after December 31, 2017, it may not be possible for tax-exempt entities to utilize losses from an investment in our partnership to offset unrelated business taxable income from another unrelated trade or business and vice versa.

        Non-U.S. Holders are taxed by the United States on income effectively connected with the conduct of a U.S. trade or business ("effectively connected income") and on certain types of U.S.-source non-effectively connected income (such as dividends and guaranteed payments), unless exempted or further limited by an income tax treaty, and may be considered to be engaged in business in the United States because of their ownership of our Class C Preferred Units. Furthermore, they may also be deemed to conduct such activities through permanent establishments in the United States within the meaning of applicable tax treaties. Consequently, they may be required to file federal tax returns to report their share of our income, gain, loss or deduction (in the case of holders of common units) or their share of income from guaranteed payments (in the case of holders of Class C Preferred Units) and pay U.S. federal income tax on their share of our net income or gain in a manner similar to a taxable U.S. holder. Although the issue is not free from doubt, we will treat distributions to Non-U.S. Holders as effectively connected income. As such, under rules applicable to publicly traded partnerships, distributions to

Non-U.S. Holders are subject to withholding at the highest applicable effective tax rate. Each Non-U.S. Holder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. If you are a non-resident alien, a foreign corporation or other foreign person, you should consult your tax advisor with respect to the consequences of owning our Class C Preferred Units.

        In addition, if a foreign corporation that owns Class C Preferred Units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation's "U.S. net equity," that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of holder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

        A Non-U.S. Holder who sells or otherwise disposes of a Class C Preferred Unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that Class C Preferred Unit to the extent the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder. Gain realized by a Non-U.S. Holder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be "effectively connected" with a U.S. trade or business to the extent that the gain that would be recognized upon a sale by the partnership of all of its assets would be "effectively connected" with a U.S. trade or business. Thus, all of a Non-U.S. Holder's gain from the sale or other disposition of our units would be treated as effectively connected with a unitholder's indirect U.S. trade or business constituted by its investment in us and would be subject to U.S. federal income tax. As a result of the effectively connected income rules described above, the exclusion from U.S. taxation under the Foreign Investment in Real Property Tax Act for gain from the sale of partnership units regularly traded on an established securities market will not prevent a Non-U.S. Holder from being subject to U.S. federal income tax on gain from the sale or disposition of its units.

        Recently enacted legislation imposes a withholding obligation of 10% of the amount realized upon a Non-U.S. Holder's sale or exchange of an interest in a partnership that is engaged in a U.S. trade or business. However, due to challenges of administering a withholding obligation applicable to open market trading and other complications, the IRS has temporarily suspended the application of this withholding rule to open market transfers of interests in publicly traded partnerships pending promulgation of regulations or other guidance that resolves the challenges. It is not clear if or when such regulations or other guidance will be issued.

Administrative Matters

Information Reporting and Audit Procedures

        We intend to furnish to each holder of Class C Preferred Units, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its preferred return for the preceding taxable year. Notwithstanding the rules described above under "— Tax Consequences of Unit Ownership — Basis of Class C Preferred Units" requiring aggregation of partnership interests purchased in separate transactions, you may receive two

Schedules K-1 if you hold common units and Class C Preferred Units due to administrative reporting limitations. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Hunton Andrews Kurth can assure prospective holders of Class C Preferred Units that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the Class C Preferred Units.

        The IRS may audit our U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require partners (including holders of Class C Preferred Units) to adjust a prior year's tax liability, and possibly may result in an audit of a partner's return. Any audit of a partner's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction is determined in a partnership proceeding rather than in separate proceedings with the partners.

        Legislation applicable to partnership tax years beginning after 2017 has altered the procedures for auditing large partnerships and for assessing and collecting taxes due (including penalties and interest) as a result of a partnership-level U.S. federal income tax audit. Under these rules, unless we elect to issue revised Schedules K-1 to our partners with respect to an audited and adjusted return, the IRS may assess and collect taxes (including any applicable penalties and interest) directly from us in the year in which the audit is completed. If we are required to pay taxes, penalties and interest as a result of audit adjustments, cash available for distribution to our partners may be substantially reduced. In addition, because payment would be due for the taxable year in which the audit is completed, partners during that taxable year would bear the expense of the adjustment even if they were not partners during the audited tax year. Pursuant to this legislation, we will designate a person (our general partner) to act as the partnership representative who shall have the sole authority to act on behalf of the partnership with respect to dealings with the IRS under these new audit procedures.

Additional Withholding Requirements

        Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Internal Revenue Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States ("FDAP Income") paid to a foreign financial institution or to a "non-financial foreign entity" (as specially defined in the Internal Revenue Code), unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S. owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders.

        In general, these rules currently apply to payments of FDAP Income. Thus, holders who are foreign financial institutions or certain other non-U.S. entities may be subject to withholding on distributions they receive from us, pursuant to the rules described above.

        Prospective investors should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our Class C Preferred Units.

Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

        the name, address and taxpayer identification number of the beneficial owner and the nominee;

        whether the beneficial owner is:

  •
  a person that is not a U.S. person;

  •
  a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

  •
  a tax-exempt entity;

        the amount and description of Class C Preferred Units held, acquired or transferred for the beneficial owner; and specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class C Preferred Units they acquire, hold or transfer for their own account. A penalty of $250 per failure, up to a maximum of $3,000,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class C Preferred Units with the information furnished to us.

Accuracy Related Penalties

        Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.

Reportable Transactions

        If we were to engage in a "reportable transaction," we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2,000,000 in any single year, or $4,000,000 in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read "— Administrative Matters — Information Reporting and Audit Procedures."

State, Local, Foreign and Other Tax Considerations

        In addition to U.S. federal income taxes, our partners will likely be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which such partners reside. Although an analysis of those various taxes is not presented here, each prospective holder should consider their potential impact on its investment in us. We currently own property or do business in many states. Most of these states impose an income tax on individuals and an income or franchise tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although a holder may not be required to file a return and pay taxes in some jurisdictions because its income from that jurisdiction falls below the filing and payment requirements, holders will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a partner who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular holder's income tax liability to the jurisdiction, generally does not relieve a nonresident partner from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to partners for purposes of determining the amounts distributed by us. Please read "— Tax Consequences of Unit Ownership — Entity-Level Collections." Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

        It is the responsibility of each partner (including holders of Class C Preferred Units) to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of its investment in us. Accordingly, each prospective holder of Class C Preferred Units is urged to consult its tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each holder of Class C Preferred Units to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of it. Hunton Andrews Kurth has not rendered an opinion on the state tax, local tax, alternative minimum tax or foreign tax consequences of an investment in us.

UNDERWRITING

        RBC Capital Markets, LLC, Morgan Stanley & Co. LLC and UBS Securities LLC will be acting as joint book-running managers and representatives of the several underwriters named below. Under the terms of an underwriting agreement, which we will file as an exhibit to a Current Report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, each of the underwriters named below have severally agreed to purchase from us the respective number of Class C Preferred Units set forth opposite its name:

Underwriters	Number of Class C Preferred Units
RBC Capital Markets, LLC
Morgan Stanley & Co. LLC
UBS Securities LLC
Stifel, Nicolaus & Company, Incorporated
Citigroup Global Markets Inc.
Raymond James & Associates, Inc.

Total

        The underwriting agreement provides that the underwriters' obligation to purchase the Class C Preferred Units offered hereby (other than those Class C Preferred Units covered by their option to purchase additional Class C Preferred Units as described below) depends on the satisfaction of the conditions contained in the underwriting agreement, including:

  •
  the representations and warranties made by us to the underwriters are true;

  •
  there is no material change in our business or in the financial markets; and

  •
  we deliver customary closing documents to the underwriters.

Commissions and Expenses

        The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional Class C Preferred Units. The underwriting fee is the difference between the initial price to the public and the amount the underwriters will pay to us for the Class C Preferred Units.

	No Exercise	Full Exercise
Per Class C Preferred Unit	$	$
Total	$	$

        The representatives of the underwriters have advised us that the underwriters propose to offer the Class C Preferred Units directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $            per Class C Preferred Unit. The underwriters may allow, and the dealers may re-allow, a discount not in excess of $            per Class C Preferred Unit to other dealers. After the offering, the underwriters may change the offering price and other selling terms. Sales of Class C Preferred Units made outside of the United States may be made by affiliates of the underwriters.

        The expenses of the offering that are payable by us are estimated to be $500,000 (excluding underwriting discounts and commissions).

Option to Purchase Additional Class C Preferred Units

        We have granted the underwriters an option exercisable for 30 days after the date of the underwriting agreement, to purchase, from time to time, in whole or in part, up to an aggregate of                        Class C Preferred Units at the public offering price less underwriting discounts and commissions solely to cover over-allotments, if any. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional Class C Preferred Units based on the underwriter's percentage underwriting commitment in the offering as indicated in the table above.

Lock-up Agreement

        We have agreed with the underwriters, subject to certain limited exceptions, not to sell or transfer any Class C Preferred Units or securities that are substantially similar to the Class C Preferred Units (collectively, the "Lock-up Securities"), for 45 days after the date of this prospectus supplement without first obtaining the written consent of the representatives. Specifically, we and our general partner have agreed, subject to certain limited exceptions, not to (i) offer for sale, sell, pledge, or otherwise dispose of any Lock-up Securities, or sell or grant options, rights or warrants with respect to any Lock-up Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Class C Preferred Units, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of Class C Preferred Units or such other securities, in cash or otherwise, (iii) file any registration statement with the SEC relating to the registration of any Lock-Up Securities or (iv) publicly disclose an intention to effect any transaction specified in clause (i), (ii) or (iii) above. The restrictions in this paragraph do not apply to the issuance by us of Class C Preferred Units in connection with this offering.

        The representatives, in their sole discretion, may release any of the Lock-up Securities in whole or in part at any time with or without notice. The representatives have no present intent or arrangement to release any of the Lock-up Securities. The release of any lock-up is considered on a case-by-case basis. Factors that will be considered in deciding whether to release Lock-up Securities may include the length of time before the lock-up period expires, the number of Lock-up Securities involved, the reason for the requested release, market conditions, the trading price of the Lock-up Securities and the historical trading volume of the Lock-up Securities.

Listing

        The Class C Preferred Units are a new issue of securities with no established trading market. We intend to apply to list the Class C Preferred Units on the NYSE under the symbol "NGLprC." If the application is approved, trading of the Class C Preferred Units on the NYSE is expected to begin within 30 days after the date of initial delivery of the Class C Preferred Units. The underwriters have advised us that they intend to make a market in the Class C Preferred Units before commencement of trading on the NYSE. However, the underwriters will have no obligation to make a market in the Class C Preferred Units and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the NYSE for the Class C

Preferred Units may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Class C Preferred Units could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer Class C Preferred Units at the time and price desired will be limited.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

        The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class C Preferred Units, in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  A short position involves a sale by the underwriters of Class C Preferred Units in excess of the number of Class C Preferred Units the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of Class C Preferred Units involved in the sales made by the underwriters in excess of the number of Class C Preferred Units they are obligated to purchase is not greater than the number of Class C Preferred Units that they may purchase by exercising their option to purchase additional Class C Preferred Units. In a naked short position, the number of Class C Preferred Units involved is greater than the number of Class C Preferred Units in their option to purchase additional Class C Preferred Units. The underwriters may close out any short position by either exercising their option to purchase additional Class C Preferred Units and/or purchasing Class C Preferred Units in the open market. In determining the source of Class C Preferred Units to close out the short position, the underwriters will consider, among other things, the price of Class C Preferred Units available for purchase in the open market as compared to the price at which they may purchase Class C Preferred Units through their option to purchase additional Class C Preferred Units. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Class C Preferred Units in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Syndicate covering transactions involve purchases of Class C Preferred Units in the open market after the initial distribution of the Class C Preferred Units has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class C Preferred Units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

  •
  These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class C Preferred Units or preventing or retarding a decline in the market price of the Class C Preferred Units. As a result, the price of the Class C Preferred Units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class C Preferred Units. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Other Relationships

        Certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. Affiliates of certain of the underwriters are lenders under our Credit Agreement and may receive a portion of the net proceeds from this offering through repayment of indebtedness thereunder.

        In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Direct Participation Plan Requirements

        Because the Financial Industry Regulatory Authority, or FINRA, views the Class C Preferred Units offered hereby as interests in a direct participation program, the offering is being made in compliance with FINRA Rule 2310. Investor suitability with respect to the Class C Preferred Units should be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

 Settlement Timing

        We expect that delivery of the Class C Preferred Units will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. This settlement cycle is referred to as "T+5." Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class C Preferred Units on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the Class C Preferred Units initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Class C Preferred Units who wish to trade Class C Preferred Units on the date of this prospectus supplement or the next two succeeding business days should consult their own advisors.

 VALIDITY OF THE CLASS C PREFERRED UNITS

        The validity of the Class C Preferred Units offered hereby will be passed upon for us by Hunton Andrews Kurth LLP, Houston, Texas, and certain legal matters in connection with this offering will be passed upon for the underwriters by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

        The audited consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting of NGL Energy Partners LP incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC. Our SEC filings are available on the SEC's website at http://www.sec.gov. You can also obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        Our internet address is http://www.nglenergypartners.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference in this prospectus supplement.

        This prospectus supplement incorporates by reference the documents set forth below that the Partnership has previously filed with the SEC. These documents contain important information about the Partnership's business and finances. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in, or incorporated by reference in, this prospectus supplement.

  •
  our Annual Report on Form 10-K for the year ended March 31, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018 and our Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2018 (excluding, for the avoidance of doubt, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, which was superseded by such Form 10-Q/A);

  •
  our Current Reports on Form 8 K filed with the SEC on April 3, 2018, June 4, 2018, July 10, 2018, July 12, 2018, July 25, 2018, September 14, 2018, December 20, 2018, January 23, 2019, February 13, 2019 and March 1, 2019; and

  •
  the description of our common units as set forth in our Registration Statement on Form 8-A filed with the SEC on May 9, 2011.

        We are also incorporating by reference additional documents that we file with the SEC under Sections 13(a), 13(e), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and termination or completion of this offering (excluding any information furnished pursuant to Items 2.02 or 7.01 on any current report on Form 8-K).

        We encourage you to read our SEC reports, as they provide additional information about us which prudent investors find important. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus at no charge upon written or oral request made by contacting us at NGL Energy Partners LP, 6120 South Yale Avenue, Suite 805, Tulsa, Oklahoma 74136; telephone number (918) 481-1119.

PROSPECTUS

NGL ENERGY PARTNERS LP

Common Units Representing Limited Partner Interests
Debt Securities

        We may offer and sell, at any time and from time to time, in one or more offerings, an unlimited number of NGL Energy Partners LP's common units representing limited partner interests ("common units") and debt securities.

        When we use the term "securities" in this prospectus, we mean any of the common units or the debt securities we may offer with this prospectus, unless we say otherwise.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

        When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see "Plan of Distribution" on page 56 of this prospectus.

        If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common units are listed on the New York Stock Exchange under the symbol "NGL."

        Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled "Risk Factors" on page 1 of this prospectus, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 15, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, an unlimited number and amount of any combination of the securities described in this prospectus.

        This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as "other offering material." The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled "Where You Can Find More Information" and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in such prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document.

        Unless otherwise indicated or the context otherwise requires, all references to "NGL," "Partnership," "Registrant," "we," "our," "ours" and "us" refer to NGL Energy Partners LP and its subsidiaries. When we refer to "you" in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

ABOUT NGL ENERGY PARTNERS LP

        We are a Delaware limited partnership formed in September 2010. As part of our formation, we acquired and combined the assets and operations of NGL Supply, Inc., primarily a wholesale propane and terminaling business founded in 1967, and Hicksgas Gifford, Inc. and Hicksgas, LLC, primarily a retail propane business founded in 1940. We completed our initial public offering in May 2011. Subsequent to our formation, we significantly expanded our operations through business combination transactions. We and our subsidiaries own and operate a vertically integrated energy business with five primary businesses: crude oil logistics, water services, natural gas liquids logistics, retail propane, and refined products and renewables.

        Our principal executive offices are located at 6120 South Yale Avenue, Suite 805, Tulsa, Oklahoma 74136, and our telephone number is (918) 481-1119.

RISK FACTORS

        Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended March 31, 2016, our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2016, September 30, 2016 and December 31, 2016, and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled "Where You Can Find More Information" on page 57 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the information incorporated by reference herein and therein contain various forward-looking statements and information that are based on our beliefs and those of our general partner, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Certain words in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein, words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "plan," "project," "will" and similar expressions and statements regarding our plans and objectives for future operations, identify forward-looking statements. Although we and our general partner believe such forward-looking statements are reasonable, neither we nor our general partner can assure that they will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected. Among the key risk factors that may affect our consolidated financial position and results of operations are:

  •
  the prices of crude oil, natural gas liquids, refined products, ethanol, and biodiesel;

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  energy prices generally;

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  the general level of crude oil, natural gas, and natural gas liquids production;

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  the general level of demand for crude oil, natural gas liquids, refined products, ethanol, and biodiesel;

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  the availability of supply of crude oil, natural gas liquids, refined products, ethanol, and biodiesel;

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  the level of crude oil and natural gas drilling and production in producing areas where we have water treatment and disposal facilities;

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  the prices of propane and distillates relative to the prices of alternative and competing fuels;

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  the price of gasoline relative to the price of corn, which affects the price of ethanol;

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  the ability to obtain adequate supplies of products if an interruption in supply or transportation occurs and the availability of capacity to transport products to market areas;

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  actions taken by foreign oil and gas producing nations;

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  the political and economic stability of foreign oil and gas producing nations;

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  the effect of weather conditions on supply and demand for crude oil, natural gas liquids, refined products, ethanol, and biodiesel;

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  the effect of natural disasters, lightning strikes, or other significant weather events;

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  the availability of local, intrastate, and interstate transportation infrastructure with respect to our truck, railcar, and barge transportation services;

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  the availability, price, and marketing of competing fuels;

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  the effect of energy conservation efforts on product demand;

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  energy efficiencies and technological trends;

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  governmental regulation and taxation;

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  the effect of legislative and regulatory actions on hydraulic fracturing, wastewater disposal, and the treatment of flowback and produced water;

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  hazards or operating risks related to transporting and distributing petroleum products that may not be fully covered by insurance;

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  the maturity of the crude oil, natural gas liquids, and refined products industries and competition from other marketers;

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  loss of key personnel;

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  the ability to renew contracts with key customers;

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  the ability to maintain or increase the margins we realize for our terminal, barging, trucking, water disposal, recycling, and discharge services;

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  the ability to renew leases for our leased equipment and storage facilities;

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  the nonpayment or nonperformance by our counterparties;

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  the availability and cost of capital and our ability to access certain capital sources;

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  a deterioration of the credit and capital markets;

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  the timing and consummation of our concurrent private offering of senior notes, if at all;

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  the ability to successfully identify and consummate strategic acquisitions, and integrate acquired assets and businesses;

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  changes in the volume of hydrocarbons recovered during the wastewater treatment process;

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  changes in the financial condition and results of operations of entities in which we own noncontrolling equity interests;

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  changes in applicable laws and regulations, including tax, environmental, transportation, and employment regulations, or new interpretations by regulatory agencies concerning such laws and regulations and the effect of such laws and regulations (now existing or in the future) on our business operations;

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  the costs and effects of legal and administrative proceedings;

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  any reduction or the elimination of the federal Renewable Fuel Standard;

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  changes in the jurisdictional characteristics of, or the applicable regulatory policies with respect to, our pipeline assets; and

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  other risks and uncertainties, including those described under "Risk Factors" in our annual and quarterly filings with the SEC.

        Given these risks and uncertainties, we caution you not to put undue reliance on any forward-looking statements. All forward-looking statements included in this prospectus speak only as of the date hereof. Except as may be required by state and federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events, or otherwise.

 USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general partnership purposes. We will have significant discretion in the use of any net proceeds. General partnership purposes may include, but are not limited to:

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  the repayment or refinancing of debt;

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  capital expenditures; or

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  the financing of possible acquisitions or business expansion.

        The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

CONSOLIDATED RATIOS OF EARNINGS (LOSS) TO FIXED CHARGES AND
COMBINED FIXED CHARGES AND PREFERRED UNIT DISTRIBUTIONS

        The following table sets forth our consolidated ratios of earnings (loss) to fixed charges and combined fixed charges and preferred unit distirbutions for each of the periods indicated.

	Nine Months Ended December 31, 2016	Year Ended March 31,
		2016	2015(1)	2014	2013	2012
Ratio of earnings to fixed charges(2)(3)	1.90	—	1.22	1.53	1.75	1.91
Ratio of earnings to combined fixed charges and preferred unit distributions(4)	1.78

(1)
We have changed our previously issued consolidated balance sheet as of March 31, 2015 and consolidated statement of operations, consolidated statement of comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the year ended March 31, 2015 for the correction of an immaterial error (see Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016).

(2)
These ratios were computed by dividing earnings by fixed charges. For purposes of computing the ratios, earnings consist of income (loss) before income taxes (exclusive of income (loss) attributable to noncontrolling interests) plus fixed charges, and fixed charges consist of interest expense, gain and loss on early extinguishment of debt, and the portion of operating lease rental expense estimated to represent interest.

(3)
The ratio was less than 1:1 for the year ended March 31, 2016. NGL Energy Partners LP would have needed to generate an additional $199.3 million of earnings to achieve a ratio of 1:1.

(4)
This ratio was computed by dividing earnings by combined fixed charges and preferred unit distributions. For purposes of computing the ratio, earnings consist of income (loss) before income taxes (exclusive of income (loss) attributable to noncontrolling interests) plus fixed charges and preferred unit distributions, and fixed charges consist of interest expense, gain and loss on early extinguishment of debt, and the portion of operating lease rental expense estimated to represent interest.

 OUR CASH DISTRIBUTION POLICY

        You should read the following discussion of our cash distribution policy in conjunction with the factors and assumptions included in this section. In addition, see "Forward-Looking Statements" and "Risk Factors" for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in our business.

        We have summarized below selected provisions of our Third Amended and Restated Agreement of Limited Partnership, as amended (the "partnership agreement"). However, because this summary is not complete it is subject to and is qualified in its entirety by reference to our partnership agreement. We suggest that you read the complete text of our partnership agreement, which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Class A Preferred Unit Distributions

        Our partnership agreement provides that holders of our 10.75% Class A Convertible Preferred Units (the "Class A Preferred Units") are entitled to receive a cumulative, quarterly cash distribution in arrears at an annual rate of 10.75% (or $0.3234 per quarter) on each outstanding Class A Preferred Unit. Unless and until the distribution payable on each Class A Preferred Unit in respect of a given quarter, together with any previously accrued and unpaid distributions on the Class A Preferred Units, has been paid in full, we may not declare or pay any distributions on any Junior Securities (as defined in our partnership agreement), including any of the common units, or Parity Securities (as defined in our partnership agreement), other than distributions on Parity Securities that are declared and paid pro rata with distributions on the Class A Preferred Units, as described in our partnership agreement. For additional information concerning the Class A Preferred Units, see "Our Partnership Agreement."

Our Minimum Quarterly Distribution

        Our partnership agreement provides for a minimum quarterly distribution of $0.3375 per common unit per complete quarter, or $1.35 per unit on an annualized basis. Quarterly distributions, if any, will be paid within 45 days after the end of each quarter. Based on the number of common units outstanding at December 31, 2016 (exclusive of unvested restricted units issued pursuant to employee and director compensation programs), if we made distributions equal to our minimum quarterly distribution of $0.3375 per unit ($1.35 annualized), total distributions on our common units would equal $36.8 million per quarter ($147.3 million per year). Our ability to make cash distributions equal to the minimum quarterly distribution will be subject to various factors, including those described under "Risk Factors" in our annual and quarterly filings with the SEC.

        Our general partner currently is entitled to 0.1% of all distributions that we make prior to our liquidation. In the future, our general partner's initial 0.1% general partner interest in these distributions may be reduced if we issue additional units and our general partner does not contribute a proportionate amount of capital to us to maintain its initial 0.1% general partner interest. Our general partner will also hold the incentive distribution rights, which entitle the holder to increasing percentages, up to a maximum of 48.0%, of the cash we distribute in excess of $0.388125 per unit per quarter.

        We do not have a legal obligation to pay distributions on our common units at our minimum quarterly distribution rate or at any other rate except as provided in our partnership agreement. Our partnership agreement requires that we distribute all of our available cash quarterly. Under our partnership agreement, available cash is generally defined to mean, for each quarter, cash generated from our business in excess of the amount of cash reserves established by our general partner to provide for the conduct of our business, to comply with applicable law, any of our debt instruments or other agreements or to provide for future distributions to our unitholders and our general partner for any one or more of the next four quarters. Our available cash may also include, if our general partner so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter.

        If we do not pay the minimum quarterly distribution on our common units, our unitholders will not be entitled to receive such payments in the future.

        Although our unitholders may pursue judicial action to enforce provisions of our partnership agreement, including those related to requirements to make cash distributions as described above, our partnership agreement provides that any determination made by our general partner in its capacity as our general partner must be made in good faith and that any such determination will not be subject to any other standard imposed by the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") or any other law, rule or regulation or at equity. Our partnership agreement provides that, in order for a determination by our general partner to be made in "good faith," our general partner must believe that the determination is in, or not opposed to, our best interest.

        Our cash distribution policy, as expressed in our partnership agreement, may not be modified or repealed without amending our partnership agreement. However, the actual amount of our cash distributions for any quarter is subject to fluctuations based on the amount of cash we generate from our business and the amount of reserves our general partner establishes in accordance with our partnership agreement as described above.

        We will pay our distributions on the 14th or 15th of each February, May, August and November to holders of record on or about the 1st of each such month. If the distribution date does not fall on a business day, we will make the distribution on the business day immediately preceding the indicated distribution date.

Distributions of Available Cash

        General.    Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

        Definition of Available Cash.    Available cash, for any quarter, consists of all cash on hand at the end of that quarter:

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  less, the amount of cash reserves established by our general partner at the date of determination of available cash for the quarter to:

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  provide for the proper conduct of our business;

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  comply with applicable law, any of our debt instruments or other agreements; and

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  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (unless our general partner determines that the establishment of cash reserves for such purpose will prevent us from distributing the minimum quarterly distribution on all common units for the next four quarters);

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  plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash on hand after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders.

        Intent to Distribute the Minimum Quarterly Distribution.    We intend to distribute to our common unitholders on a quarterly basis at least the minimum quarterly distribution of $0.3375 per unit, or $1.35 on an annualized basis, to the extent we have sufficient cash from our operations after payment of distributions on our Class A Preferred Units, establishment of cash reserves and payment of fees and expenses, including payments to our general partner and its affiliates. However, there is no guarantee that we will pay the minimum quarterly distribution or any amount on our common units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement.

        General Partner Interest and Incentive Distribution Rights.    Our general partner currently is entitled to 0.1% of all quarterly distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its current general partner interest. Our general partner's initial 0.1% interest in our distributions may be reduced if we issue additional limited partner interests in the future (other than the issuance of common units upon a reset of the incentive distribution rights) and our general partner does not contribute a proportionate amount of capital to us to maintain its 0.1% general partner interest.

        Our general partner also currently holds incentive distribution rights, which represent a potentially material variable interest in our distributions. Incentive distribution rights entitle our general partner to receive increasing percentages, up to a maximum of 48.1%, of the cash we distribute from operating surplus (as defined below) in excess of $0.388125 per unit per quarter. The maximum distribution of 48.1% includes distributions paid to our general partner on its 0.1% general partner interest and assumes that our general partner maintains its general partner interest at 0.1%. The maximum distribution of 48.1% does not include any distributions that our general partner may receive on common units that it owns. See "—General Partner Interest and Incentive Distribution Rights" for additional information.

Operating Surplus and Capital Surplus

        General.    All cash distributed will be characterized as either being paid from "operating surplus" or "capital surplus." Our partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

        Operating Surplus.    Operating surplus for any period consists of:

  •
  $20.0 million; plus

  •
  all of our cash receipts, excluding cash from interim capital transactions, which include the following:

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  borrowings, refinancing or refundings (including sales of debt securities) that are not working capital borrowings;

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  sales of equity interests;

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  sales or other dispositions of assets outside the ordinary course of business; and

  •
  capital contributions received;

  •
  provided that cash receipts from the termination of commodity hedges or interest rate hedges prior to their specified termination date shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such commodity hedge or interest rate hedge; plus

  •
  working capital borrowings made after the end of the period but on or before the date of determination of operating surplus for the period; plus

  •
  cash distributions paid on equity issued (including incremental distributions on incentive distribution rights), other than equity issued in our initial public offering, to finance all or a portion of the construction, acquisition or improvement of a capital improvement or replacement of a capital asset (such as equipment or facilities) and paid in respect of the period beginning on the date that we enter into a binding obligation to commence the construction, acquisition or improvement of a capital improvement or replacement of a capital asset and ending on the earlier to occur of the date the capital improvement or replacement capital asset commences commercial service and the date that it is abandoned or disposed of; plus

  •
  cash distributions paid on equity issued (including incremental distributions on incentive distribution rights) to pay the construction period interest on debt incurred, or to pay construction period distributions on equity issued, to finance the capital improvements or capital assets referred to above; less

  •
  all of our operating expenditures (as defined below); less

  •
  the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

  •
  all working capital borrowings not repaid within twelve months after having been incurred or repaid within such twelve-month period with the proceeds from additional working capital borrowings; less

  •
  any loss realized in disposition of an investment capital expenditure.

        Under our partnership agreement, working capital borrowings are borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within twelve months from sources other than additional working capital borrowings.

        As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by our operations. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus will be to increase operating surplus by the amount of any such cash distributions and to permit the distribution as operating surplus of additional amounts of cash that we receive from non-operating sources.

        The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures, as described below, and thus reduce operating surplus when made. However, if a working capital borrowing is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will be excluded from operating expenditures because operating surplus will have been previously reduced by the deemed repayment.

        We define operating expenditures as all of our cash expenditures, including, but not limited to, taxes, reimbursement of expenses to our general partner and its affiliates, payments made in the ordinary course of business under interest rate hedge agreements or commodity hedge contracts (provided that (i) with respect to amounts paid in connection with the initial purchase of an interest rate hedge contract or a commodity hedge contract, such amounts will be amortized over the life of the applicable interest rate hedge contract or commodity hedge contract and (ii) payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to the expiration of its stipulated settlement or termination date will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract or commodity hedge contract), officer and other employee compensation, repayment of working capital borrowings, debt service payments and maintenance capital expenditures (as discussed in further detail below), provided that operating expenditures will not include:

  •
  repayment of working capital borrowings deducted from operating surplus pursuant to the next to the last bullet point of the definition of operating surplus above when such repayment actually occurs;

  •
  payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness, other than working capital borrowings;

  •
  expansion capital expenditures;

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  investment capital expenditures;

  •
  payment of transaction expenses (including taxes) relating to interim capital transactions;

  •
  distributions to our partners (including distributions in respect of our incentive distribution rights); or

  •
  repurchases of partnership interests except to fund obligations under employee benefit plans.

        Capital Surplus.    We define capital surplus as any distribution of available cash in excess of our cumulative operating surplus. A distribution from capital surplus would potentially be generated by a distribution of cash from:

  •
  borrowings other than working capital borrowings;

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  issuances of our equity and debt securities; and

  •
  sales or other dispositions of assets for cash, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of normal retirement or replacement of assets.

        Characterization of Cash Distributions.    Our partnership agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the completion of our initial public offering equals the operating surplus from the completion of our initial public offering through the end of the quarter immediately preceding that distribution. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

        Maintenance capital expenditures are cash expenditures (including expenditures for the addition or improvement to, or the replacement of, our capital assets or for the acquisition of existing, or the construction or development of new, capital assets) made to maintain, including over the long term, our operating capacity or operating income. Our partnership agreement provides that maintenance capital expenditures will also include interest (and related fees) on debt incurred and distributions on equity issued (including incremental distributions on incentive distribution rights) to finance all or any portion of the construction or development of a replacement asset that is paid in respect of the period that begins when we enter into a binding obligation to commence constructing or developing a replacement asset and ending on the earlier to occur of the date that any such replacement asset commences commercial service and the date that it is abandoned or disposed of.

        Expansion capital expenditures are cash expenditures incurred for acquisitions or capital improvements and do not include maintenance capital expenditures or investment capital expenditures. Expansion capital expenditures are those capital expenditures that we expect will increase our operating capacity or operating income over the long term. Our partnership agreement provides that expansion capital expenditures will also include interest payments (and related fees) on debt incurred and distributions on equity issued (including incremental incentive distribution rights in respect of newly issued equity) to finance all or any portion of the construction of a capital improvement in respect of the period that commences when we enter into a binding obligation to commence construction of the capital improvement and ending on the earlier to occur of the date any such capital improvement commences commercial service and the date that it is abandoned or disposed of.

        Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or development of facilities that are in excess of the maintenance of our existing operating capacity or operating income, but which are not expected to expand, for more than the short term, our operating capacity or operating income.

        Neither investment capital expenditures nor expansion capital expenditures will be included in operating expenditures, and thus will not reduce operating surplus. Because expansion capital expenditures include interest payments (and related fees) on debt incurred to finance all or a portion of the construction, replacement or improvement of a capital asset in respect of the period that begins when we enter into a binding obligation to commence construction of the capital asset and ending on the earlier to occur of the date the capital asset commences commercial service or the date that it is abandoned or disposed of, such interest payments are also not subtracted from operating surplus. Losses on disposition of an investment capital expenditure will reduce operating surplus when realized and cash receipts from an investment capital expenditure will be treated as a cash receipt for purposes of calculating operating surplus only to the extent the cash receipt is a return on principal.

        Capital expenditures that are made in part for maintenance capital purposes, investment capital purposes and/or expansion capital purposes will be allocated as maintenance capital expenditures, investment capital expenditures or expansion capital expenditure by our general partner.

Distributions of Available Cash From Operating Surplus

        Our partnership agreement requires that we make distributions of available cash from operating surplus in the following manner, after payment of distributions on our Class A Preferred Units:

  •
  first, 99.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 0.1% to our general partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  thereafter, in the manner described in "—General Partner Interest and Incentive Distribution Rights" below.

        The preceding discussion assumes that our general partner maintains its 0.1% general partner interest and that we do not issue additional classes of equity interests.

General Partner Interest and Incentive Distribution Rights

        Our partnership agreement provides that our general partner initially was entitled to 0.1% of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 0.1% general partner interest if we issue additional units. Our general partner's 0.1% general partner interest, and the percentage of our cash distributions to which it is entitled from its general partner interest, will be proportionately reduced if we issue additional units in the future (other than the issuance of common units upon a reset of the incentive distribution rights) and our general partner does not contribute a proportionate amount of capital to us in order to maintain its 0.1% general partner interest. Our partnership agreement does not require that the general partner fund its capital contribution with cash and our general partner may fund its capital contribution by the contribution to us of common units or other property.

        Incentive distribution rights represent a potentially material variable interest in our distributions. The holder of the incentive distribution rights has the right to receive an increasing percentage (13.0%, 23.0% and 48.0%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in our partnership agreement that apply prior to the first day of the first quarter beginning after May 17, 2021 (the tenth anniversary of the closing date of our initial public offering) unless the consent of a majority of our outstanding common units (excluding common units held by our general partner or its affiliates) is obtained first.

        The following discussion assumes that our general partner maintains its 0.1% general partner interest and that our general partner continues to own all of the incentive distribution rights.

        If, for any quarter, we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution, then our partnership agreement requires that we distribute any additional available cash from operating surplus for that quarter among the unitholders and the general partner in the following manner:

  •
  first, 99.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 0.1% to our general partner, until each unitholder receives a total of $0.388125 per unit for that quarter (the "first target distribution");

  •
  second, 86.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 13.1% to our general partner, until each unitholder receives a total of $0.421875 per unit for that quarter (the "second target distribution");

  •
  third, 76.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 23.1% to our general partner, until each unitholder receives a total of $0.50625 per unit for that quarter (the "third target distribution"); and

  •
  thereafter, 51.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 48.1% to our general partner.

Percentage Allocations of Available Cash From Operating Surplus

        The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders (other than holders of Class A Preferred Units) and our general partner based on the specified target distribution levels. The amounts set forth under "Marginal Percentage Interest in Distributions" are the percentage interests of our general partner and the unitholders (other than holders of Class A Preferred Units) in any available cash from operating surplus we distribute, after payment of distributions on our Class A Preferred Units, up to and including the corresponding amount in the column "Total Quarterly Distribution per Unit." The percentage interests shown for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for our general partner include its 0.1% general partner interest, assume our general partner has contributed any additional capital necessary to maintain its 0.1% general partner interest and has not transferred its incentive distribution rights.

					Marginal Percentage Interest in Distributions
	Total Quarterly Distribution per Unit				Unitholders	General Partner
Minimum quarterly distribution				$0.3375	99.9%	0.1%
First target distribution	above	$0.3375	up to	$0.388125	99.9%	0.1%
Second target distribution	above	$0.388125	up to	$0.421875	86.9%	13.1%
Third target distribution	above	$0.421875	up to	$0.50625	76.9%	23.1%
Thereafter	above	$0.50625			51.9%	48.1%

General Partner's Right to Reset Incentive Distribution Levels

        Our general partner, as the initial holder of our incentive distribution rights, has the right under our partnership agreement to elect to relinquish the right to receive incentive distribution payments based on the initial target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and target distribution levels upon which the incentive distribution payments to our general partner would be set. If our general partner transfers all or a portion of our incentive distribution rights in the future, then the holder or holders of a majority of our incentive distribution rights will be entitled to exercise this right. The following discussion assumes that our general partner holds all of the incentive distribution rights at the time that a reset election is made. Our general partner's right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised, without approval of our unitholders or our conflicts committee, at any time when we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such there will be no incentive distributions paid under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

        In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target distribution levels prior to the reset, our general partner will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the "cash parity" value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period. Our general partner's general partner interest in us (currently 0.1%) will be maintained at the percentage interest immediately prior to the reset election.

        The number of common units that our general partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to the quotient determined by dividing (x) the average aggregate amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the amount of cash distributed per common unit during each of these two quarters.

        Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the "reset minimum quarterly distribution") and the target distribution levels will be reset to be correspondingly higher such that we would thereafter distribute all of our available cash from operating surplus for each quarter, after payment of distributions on our Class A Preferred Units, as follows:

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  first, 99.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 0.1% to our general partner, until each unitholder receives an amount per unit equal to 115.0% of the reset minimum quarterly distribution for that quarter;

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  second, 86.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 13.1% to our general partner, until each unitholder receives an amount per unit equal to 125.0% of the reset minimum quarterly distribution for the quarter;

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  third, 76.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 23.1% to our general partner, until each unitholder receives an amount per unit equal to 150.0% of the reset minimum quarterly distribution for the quarter; and

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  thereafter, 51.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 48.1% to our general partner.

        Our general partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when it has received incentive distributions for the prior four consecutive fiscal quarters based on the highest level of incentive distributions that it is entitled to receive under our partnership agreement.

Distributions From Capital Surplus

        How Distributions from Capital Surplus Will Be Made.    Our partnership agreement requires that we make distributions of available cash from capital surplus, if any, in the following manner, after payment of distributions on our Class A Preferred Units:

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  first, 99.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 0.1% to our general partner, until we distribute for each common unit that was issued in our initial public offering, an amount of available cash from capital surplus equal to the initial public offering price in our initial public offering; and

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  thereafter, as if they were from operating surplus.

        The preceding paragraph assumes that our general partner maintains its 0.1% general partner interest and that we do not issue additional classes of equity interests.

        Effect of a Distribution from Capital Surplus.    Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from our initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the "unrecovered initial unit price." Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution and target distribution levels after any of these distributions are made, it may be easier for our general partner to receive incentive distributions.

However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution.

        Once we distribute capital surplus on a common unit issued in our initial public offering in an amount equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels to zero. We will then make all future distributions from operating surplus, after payment of distributions on our Class A Preferred Units, with 51.9% being paid to the unitholders (other than holders of Class A Preferred Units), pro rata, and 48.1% to our general partner. The percentage interests shown for our general partner include its 0.1% general partner interest and assume our general partner has not transferred the incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, our partnership agreement specifies that the following items will be proportionately adjusted:

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  the minimum quarterly distribution;

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  the target distribution levels; and

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  the unrecovered initial unit price as described below.

        For example, if a two-for-one split of the units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50.0% of its initial level. Our partnership agreement provides that we do not make any adjustment by reason of the issuance of additional units for cash or property.

        In addition, if as a result of a change in law or interpretation thereof, we or any of our subsidiaries is treated as an association taxable as a corporation or is otherwise subject to additional taxation as an entity for U.S. federal, state, local or non-U.S. income or withholding tax purposes, our general partner may, in its sole discretion, reduce the minimum quarterly distribution and the target distribution levels for each quarter by multiplying the minimum quarterly distribution and each target distribution level by a fraction, the numerator of which is available cash for that quarter (after deducting our general partner's estimate of our additional aggregate liability for the quarter for such income and withholdings taxes payable by reason of such change in law or interpretation thereof) and the denominator of which is the sum of (i) available cash for that quarter, plus (ii) our general partner's estimate of our additional aggregate liability for the quarter for such income and withholding taxes payable by reason of such change in law or interpretation thereof. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in distributions with respect to subsequent quarters.

Distributions of Cash Upon Liquidation

        General.    If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and our general partner, in accordance with capital account balances, including any capital account balance attributable to the Class A Preferred Unit liquidation preference, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation. For additional information concerning the Class A Preferred Unit liquidation preference, see "Description of Preferred Units and Warrants—Preferred Units."

        Manner of Adjustments for Gain.    The manner of the adjustment for gain is set forth in our partnership agreement. Upon our liquidation, we will allocate any gain to our partners in the following manner:

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  first, to our general partner to the extent of any negative balance in its capital account;

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  second, 99.9% to the common unitholders, pro rata, and 0.1% to our general partner, until the capital account for each common unit is equal to the sum of:

  •
  the unrecovered initial unit price;

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  the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

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  third, 99.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 0.1% to our general partner, until we allocate under this paragraph an amount per unit equal to:

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  the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less

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  the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 99.9% to the unitholders, pro rata, and 0.1% to our general partner, for each quarter of our existence;

  •
  fourth, 86.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 13.1% to our general partner, until we allocate under this paragraph an amount per unit equal to:

  •
  he sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less

  •
  the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 86.9% to the unitholders, pro rata, and 13.1% to our general partner for each quarter of our existence;

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  fifth, 76.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 23.1% to our general partner, until we allocate under this paragraph an amount per unit equal to:

  •
  the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less

  •
  the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 76.9% to the unitholders, pro rata, and 23.1% to our general partner for each quarter of our existence; and

  •
  thereafter, 51.9% to all unitholders (other than holders of Class A Preferred Units), pro rata, and 48.1% to our general partner.

        The percentages set forth above for our general partner include its 0.1% general partner interest and assume our general partner has not transferred the incentive distribution rights and that we have not issued additional classes of equity interests.

        Notwithstanding the foregoing, if the liquidation date occurs prior to the conversion of the last Class A Preferred Unit and, after all other allocations are made, the per unit capital amount of each outstanding Class A Preferred Unit does not at least equal the Class A Preferred Unit liquidation preference, then items of gross income, gain, loss and deduction will be allocated to cause, to the maximum extent possible, the per unit capital amount in respect of each outstanding Class A Preferred Unit to equal the Class A Preferred Unit liquidation preference.

        Manner of Adjustments for Losses.    Upon our liquidation, after making allocations of loss to the general partner and the unitholders in a manner intended to offset in reverse order the allocations of gains that have previously been allocated, we will generally allocate any loss to our partners in the following manner:

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  first, 99.9% to the holders of common units in proportion to the positive balances in their capital accounts and 0.1% to our general partner, until the capital accounts of the common unitholders have been reduced to zero;

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  second, to the holders of Class A Preferred Units in proportion to the positive balances on their capital accounts, until the capital accounts of the holders of Class A Preferred Units have been reduced to zero; and

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  thereafter, 100.0% to our general partner.

Adjustments to Capital Accounts

        Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain upon liquidation. If we make positive adjustments to the capital accounts upon the issuance of additional units as a result of such gain, our partnership agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner that results, to the extent possible, in the partners' capital account balances equaling the amount that they would have been if no earlier positive adjustments to the capital accounts had been made. By contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders and our general partner based on their respective percentage ownership of us. In the event we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner designed to result, to the extent possible, in our unitholders' capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made.

DESCRIPTION OF COMMON UNITS

        The following description of our common units and of certain provisions of Delaware law is subject to and qualified in its entirety by reference to our certificate of limited partnership, as amended, our partnership agreement and our registration rights agreement. We suggest that you read the complete text of our certificate of limited partnership, our partnership agreement and the registration rights agreement, which we have incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The Common Units

        The common units represent limited partner interests in NGL Energy Partners LP. The holders of common units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement.

Listing

        Our common units are traded on the New York Stock Exchange under the symbol "NGL." Any additional common units that we issue also will be traded on the New York Stock Exchange.

Transfer Agent and Registrar

        Duties.    Wells Fargo Shareowner Services, a division of Wells Fargo Bank, National Association, serves as the registrar and transfer agent for the common units. We will pay all fees charged by the transfer agent for transfers of common units, except the following that must be paid by unitholders:

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  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges in connection therewith;

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  special charges for services requested by a common unitholder; and

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  other similar fees or charges.

        There will be no charge to our unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

        Resignation or Removal.    The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor is appointed, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

        By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Each transferee:

  •
  automatically becomes bound by the terms and conditions of, and is deemed to have executed, our partnership agreement;

  •
  represents that the transferee has the capacity, power and authority to become bound by our partnership agreement; and

  •
  gives the consents, waivers and approvals contained in our partnership agreement.

        Our general partner will cause any transfers to be recorded on our books and records from time to time as necessary to accurately reflect the transfers.

        We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities, and any transfers are subject to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Registration Rights

        We have entered into the registration rights agreement with certain third parties (the "registration rights parties") pursuant to which we agreed to register for resale under the Securities Act common units owned by the registration rights parties. In connection with our initial public offering, we granted registration rights to the individuals and entities that owned all of our then-outstanding common units, and subsequently, we have granted registration rights in connection with several acquisitions. We will not be required to register such common units if an exemption from the registration requirements of the Securities Act is available with respect to the number of common units desired to be sold. This prospectus relates only to a primary offering of securities by us and does not relate to an offering by any stockholder.

        Subject to limitations specified in the registration rights agreement, the registration rights of the registration rights parties include the following:

        Demand Registration Rights.    Certain registration rights parties deemed "Significant Holders" under the registration rights agreement may, to the extent that they continue to own more than 4% of our common units, require us to file a registration statement with the SEC registering the offer and sale of a specified number of common units, subject to limitations on the number of requests for registration that can be made in any twelve-month period as well as customary cutbacks at the discretion of the underwriters relating to a potential offering. All other registration rights parties are entitled to notice of a Significant Holder's exercise of its demand registration rights and may include their units in such registration. We can only be required to file a total of nine registration statements upon the Significant Holders' exercise of these demand registration rights and are only required to effect demand registration to the extent such holders hold registrable securities and if the aggregate proposed offering price to the public is at least $10.0 million..

        Piggyback Registration Rights.    If we propose to file a registration statement under the Securities Act to register our common units, the registration rights parties are entitled to notice of such registration and have the right to include their units in the registration, subject to limitations that the underwriters relating to a potential offering may impose on the number of common units included in the registration. The registration rights parties also have the right to include their units in our future registrations, including secondary offerings of our common units.

        Expenses of Registration.    With specified exceptions, we are required to pay all expenses incidental to any registration of common units, excluding underwriting discounts and commissions.

        The registration rights described above will continue, with respect to any particular unitholder, for so long as the registration rights parties hold common units eligible for registration under the terms of the registration rights agreement.

DESCRIPTION OF PREFERRED UNITS AND WARRANTS

General

        In June 2016, we completed a private placement of $240 million aggregate principal amount of preferred units and warrants. We issued 19,942,169 preferred units at a purchase price of approximately $12.035 per preferred unit (the "preferred unit purchase price") and warrants exercisable for 4,375,112 common units. The following description of the preferred units and warrants is subject to and qualified in its entirety by reference to our partnership agreement, the form of warrant and the registration rights agreement entered into in connection with the private placement. We suggest that you read the complete text of our partnership agreement, the form of warrant, and the registration rights agreement, which we have incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Preferred Units

        Distributions.    Our partnership agreement provides that holders of preferred units are entitled to receive a cumulative, quarterly cash distribution in arrears at an annual rate of 10.75% (or $0.3234 per quarter) on each preferred unit then owned by such holder (the "preferred unit distribution amount"). If we fail to pay in full in cash the distribution payable on any outstanding preferred unit in respect of a given quarter, then the preferred unit distribution amount shall be (i) $0.3310 per quarter for the period beginning on the default effective date and ending on the 180th day immediately following the default effective date and (ii) $0.3385 per quarter from and after the 181st day immediately following the default effective date, until such time as all accrued and unpaid distributions on the preferred units are paid in full in cash. Unless and until the distribution payable on each outstanding preferred unit in respect of a given quarter, together with any previously accrued and unpaid distributions on the preferred units, has been paid in full, we may not declare or pay any distributions on any class or series of securities that, with respect to distributions and liquidation, ranks junior to the preferred units ("junior securities"), including the common units, or any class or series of securities that, with respect to distributions and liquidation, ranks pari passu with the preferred units ("parity securities"), other than distributions on parity securities that are declared and paid pro rata with distributions on the preferred units, as described in our partnership agreement.

        Conversion.    At any time after May 11, 2019 (the "initial conversion date"), each holder of preferred units will have the right, subject to certain conditions, to convert all or any portion of the preferred units then held by such holder into common units at the conversion rate then in effect. The preferred units are convertible into common units on a one-for-one basis; provided, however, that if the volume-weighted average trading price of a common unit on the principal national securities exchange on which the common units are then listed or admitted to trading for the fifteen consecutive trading days ending on the trading day immediately preceding the initial conversion date (such price, the "adjusted VWAP price") is less than preferred unit purchase price, then at all times on and after the initial conversion date, each preferred unit will convert into a number of common units, rounded down to the nearest whole number, equal to the quotient of (i) the preferred unit purchase price, divided by (ii) the greater of (a) the adjusted VWAP price and (b) $5.00.

        At any time after May 11, 2024, we will have the right to convert all of the outstanding preferred units into common units at the conversion rate then in effect, provided that we have paid in full all quarterly distributions on the outstanding preferred units and that certain conversion conditions described in our partnership agreement have been satisfied.

        Conversions of preferred units may be settled, at our election, in common units, cash or a combination of common units and cash.

        Redemption.    At any time after May 11, 2017, we will have the right to redeem all of the outstanding preferred units at a price per preferred unit equal to the preferred unit purchase price multiplied by the redemption multiple then in effect, as described in our partnership agreement.

        Change of Control.    Upon a Change of Control (as defined in our partnership agreement), each holder of preferred units shall have the right, at its election, to either (i) require us to redeem the preferred units then held by such holder at a price per preferred unit equal to the product of (a) the preferred unit purchase price, multiplied by (b) the change of control redemption multiple then in effect; (ii) if we are the surviving entity of such Change of Control, continue to hold preferred units; or (iii) convert all of the preferred units then held by such holder at the conversion rate then in effect.

        Voting.    The preferred units vote together with the common units, as a single class, with each preferred unit having such voting rights as it would have if it were converted into common units at the conversion rate then in effect, except that the preferred units will be entitled to vote as a separate class on any matter on which unitholders are entitled to vote that adversely affects the rights, powers, privileges or preferences of the preferred units in relation to other classes of partnership interests or as required by law. See "Our Partnership Agreement—Voting Rights." Holders of preferred units also have preemptive rights with respect to the issuance of parity securities or any class or series of securities that, with respect to distributions and liquidation, ranks senior to the preferred units ("senior securities"), subject to certain exceptions. See "Our Partnership Agreement—Issuance of Additional Partnership Interests."

        Liquidation.    The preferred units rank senior to the junior securities, including the common units, in respect of liquidation. Upon liquidation, each holder of preferred units shall be entitled to receive, in respect of each preferred unit then owned, a liquidation preference (the "preferred unit liquidation preference") equal to the sum of the preferred unit purchase price (subject to adjustments for any splits, combinations or recapitalization with respect to the preferred units), plus all accrued but unpaid and accumulated distributions, if any, on such preferred unit to, but not including, the liquidation date. The preferred units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless redeemed by us or converted into common units at our election or the election of the holders of preferred units or in connection with a Change of Control.

Warrants

        The warrants are exercisable at an exercise price of $0.01 per common unit (subject to customary adjustments). The warrants do not include anti-dilution adjustments for economic dilution, including any such economic dilution resulting from the issuance of common units below a particular price. Incidental to their ownership of the warrants, we have granted the holders of the warrants preemptive rights (proportional to their common unit ownership on an as exercised basis) with respect to any issuance of common units, subject to certain exceptions, including the issuance of common units pursuant to an at-the-market program, any employee benefit or compensation program, policy or arrangement, certain mergers and acquisitions, certain firm commitment public offerings, exercises of warrants or options and any dividends, splits or other reclassifications. Each warrant is exercisable in thirds, with the holder thereof being entitled to exercise such warrant for one-third of the common units issuable thereunder on each of the first, second and third anniversaries of the date on which such warrant was issued. Notwithstanding the foregoing, upon the occurrence of a Change of Control (as defined in our partnership agreement) or in the event we exercise our redemption right (as described above) with respect to the preferred units, all unvested warrants shall immediately vest and be exercisable in full. Unexercised warrants will expire on the eighth anniversary of the date on which such warrant was issued. The warrants will not participate in cash distributions.

Registration Rights

        We have entered into a registration rights agreement, as amended, with the initial purchasers of the preferred units and warrants, pursuant which we agreed to register for resale the common units issued or issuable upon conversion of the preferred units and exercise of the warrants (the "registrable securities"). In addition, the registration rights agreement grants the holders of registrable securities piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of the initial purchasers and, in certain circumstances, to third parties. Pursuant to the registration rights agreement, within 180 days of May 11, 2016, we were required to prepare and file a registration statement to permit the public resale of the registrable securities, as well as any common units issued in lieu of cash as liquidated damages under the registration rights agreement, as described below. We were also required to use our commercially reasonable efforts to cause such registration statement to become effective no later than 360 days after the initial closing. Such registration statement was filed with the SEC on November 7, 2016 and declared effective by the SEC on November 23, 2016.

 DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

        We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common units or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

        Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Partnership. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

        The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

  •
  the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

  •
  any limit upon the aggregate principal amount of the debt securities;

  •
  whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

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  the date or dates on which the principal amount of the debt securities will mature;

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  if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

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  if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

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  the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

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  the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

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  any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

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  any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

  •
  if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

  •
  if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

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  the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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  the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

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  if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

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  if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

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  the designation of the original currency determination agent, if any;

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  if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

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  if the debt security is also an original issue discount debt security, the yield to maturity;

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  if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

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  the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

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  whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

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  whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

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  if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

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  the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

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  the assets, if any, that will be pledged as security for the payment of the debt security;

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  whether the debt securities will be convertible and the terms of any conversion provisions;

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  the forms of the debt securities; and

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  any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

        This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

        We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

OUR PARTNERSHIP AGREEMENT

        We have summarized below selected provisions of our partnership agreement. However, because this summary is not complete it is subject to and is qualified in its entirety by reference to our partnership agreement. We suggest that you read the complete text of our partnership agreement, which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The following provisions of our partnership agreement are summarized elsewhere in this prospectus: distributions of our available cash are described under "Cash Distribution Policy;" allocations of taxable income and other tax matters are described under "Material U.S. Federal Income Tax Considerations;" and rights of holders of common units are described under "Description of Common Units."

Organization and Duration

        Our partnership was organized in September 2010 and will have a perpetual existence.

Purpose

        Our purpose, as set forth in our partnership agreement, is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided, that our general partner shall not cause us to engage, directly or indirectly, in any business activity that the general partner determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

        Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the businesses that we currently conduct, our general partner has no obligation to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is generally authorized to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Cash Distributions

        Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common units and other partnership securities as well as to our general partner in respect of its general partner interest and its incentive distribution rights. For a description of these cash distribution provisions, see "Our Cash Distribution Policy."

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

        For a discussion of our general partner's right to contribute capital to maintain its 0.1% general partner interest if we issue additional units, please read "—Issuance of Additional Partnership Interests."

Voting Rights

        The following is a summary of the unitholder vote required for approval of the matters specified below. Matters that require the approval of a "unit majority" require the approval of a majority of the common units (including the preferred units voting on an as-converted basis together with the common units as a single class), and matters that require the approval of a "preferred unit majority" require the approval of a majority of the outstanding preferred units, voting separately as a class with one vote per preferred unit.

        In voting their common units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

Action	Voting Right
Issuance of additional units	No approval right in respect of common unit issuances. Approval of a preferred unit majority is required for issuance of additional preferred units or any senior securities. Approval of a preferred unit majority is also required for issuance of any parity securities, if (i) at the time of such issuance there are any accrued and unpaid distributions on the preferred units or (ii) pro forma for the issuance of such parity securities, our Adjusted Leverage Ratio (as defined in the partnership agreement) would exceed 5.50.
Amendment of our partnership agreement

Certain amendments may be made by our general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority and/or a preferred unit majority . See "—Amendment of our Partnership Agreement."

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. See "—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets."
Dissolution of our partnership	Unit majority. Please read "—Dissolution."

Action	Voting Right
Continuation of our business upon dissolution	Unit majority. Please read "—Dissolution."
Withdrawal of our general partner

Prior to the first day of the first quarter beginning after May 17, 2021 (tenth anniversary of the closing date of our initial public offering), the approval of a unit majority, excluding common units held by our general partner and its affiliates, is generally required for the withdrawal of our general partner. See "—Withdrawal or Removal of Our General Partner."

Removal of our general partner	Not less than 66 2/3% of the outstanding units, including units held by our general partner and its affiliates. See "—Withdrawal or Removal of Our General Partner."
Transfer of our general partner interest

Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a unit majority, excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to the first day of the first quarter beginning after May 17, 2021 (tenth anniversary of the closing date of our initial public offering). See "—Transfer of General Partner Interest."

Transfer of incentive distribution rights

No approval rights after the first day of the first quarter beginning after May 17, 2021 (tenth anniversary of the closing date of our initial public offering) and limited approval rights prior to that time. See "—Transfer of Incentive Distribution Rights."

Transfer of ownership interests in our general partner	No approval required at any time. See "—Transfer of Ownership Interests in the General Partner."

        If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to: (i) any person or group that acquired the units from our general partner or its affiliates; (ii) any person or group that acquired the units directly or indirectly from our general partner of its affiliates, provided that our general partner notifies such transferees that the limitation does not apply; (iii) any person or group that acquired 20% or more of any class of units with the prior approval of the general partner; (iv) the initial purchasers of the preferred units or their permitted affiliates with respect to their ownership (beneficial or of record) of the preferred units (or the common units issued upon conversion thereof) or the warrants (or the common units issued on exercise thereof); or (v) any holder of preferred units in connection with any vote, consent or approval of the holders of the preferred units as a separate class.

Applicable Law; Forum, Venue and Jurisdiction

        Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:

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  arising out of or relating in any way to our partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners, or the rights or powers of, or restrictions on, the limited partners or us);

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  brought in a derivative manner on our behalf;

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  asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of us or our general partner, or owed by our general partner, to us or the limited partners;

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  asserting a claim arising pursuant to any provision of the Delaware LP Act; and

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  asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims.

        By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claims, suits, actions or proceedings.

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware LP Act and that it otherwise acts in conformity with the provisions of our partnership agreement, the limited partner's liability under the Delaware LP Act will be limited, subject to possible exceptions, to the amount of capital such limited partner is obligated to contribute to us for its common units plus its share of any undistributed profits and assets. However, if it were determined that the right, or exercise of the right, by the limited partners as a group:

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  to remove or replace our general partner;

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  to approve some amendments to our partnership agreement; or

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  to take other action under our partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware LP Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us under the reasonable belief that the limited partner is a general partner. Neither our partnership agreement nor the Delaware LP Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware LP Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. Neither liabilities to partners on account of their partnership interests nor liabilities that are nonrecourse to the partnership are counted for purposes of determining whether a distribution is permitted. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware LP Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware LP Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware LP Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware LP Act, a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from our partnership agreement.

        Our subsidiaries conduct business in numerous states and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a member of the operating company may require compliance with legal requirements in the jurisdictions in which the operating company conducts business, including qualifying our subsidiaries to do business there.

        Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interest in our operating company or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Partnership Interests

        Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests and options, rights, warrants and appreciation rights relating to partnership interests for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders, except as described herein.

        We have and may continue to fund acquisitions through the issuance of additional common units or other partnership interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash (subject to certain waivers of distributions that parties have or may agree to in the future). In addition, the issuance of additional common units or other partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled or may have other preferences, rights, powers and duties, which may be senior to existing classes and series of partnership interests. In addition, our partnership agreement does not prohibit our subsidiaries from issuing equity securities, which may effectively rank senior to the common units.

        We may not issue any additional preferred units or any senior securities without the approval of a preferred unit majority. In addition, we may not issue any parity securities, without the approval of a preferred unit majority, if (i) at the time of such issuance there are any accrued and unpaid distributions on the preferred units or (ii) pro forma for the issuance of such parity securities, our Adjusted Leverage Ratio would exceed 5.50 to 1.00.

        Upon issuance of additional partnership interests (other than the issuance of common units upon a reset of the incentive distribution rights) our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its 0.1% general partner interest in us. Our general partner's 0.1% general partner interest in us will be reduced if we issue additional units in the future (other than in those circumstances described above) and our general partner does not contribute a proportionate amount of capital to us to maintain its 0.1% general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates or the beneficial owners thereof or any of their respective affiliates, to purchase common units or other partnership interests whenever, and on the same terms that, we issue those interests to persons other than our general partner and its affiliates and such beneficial owners, to the extent necessary to maintain the percentage interest of our general partner and its affiliates and such beneficial owners or any of their respective affiliates, including such interest represented by common units, that existed immediately prior to each issuance.

        The holders of common units will not have preemptive rights under our partnership agreement to acquire additional common units or other partnership interests. The holders of preferred units will have preemptive rights with respect to any issuance of parity securities or senior securities, subject to certain exceptions, including the issuance of securities to the owners of another entity in connection with the acquisition of such entity or the issuance of securities pursuant to any plan or program authorized by our general partner or any dividend, split or other reclassification, provided that with respect to any dividend, split or reclassification of parity securities, the preferred units are given ratable treatment. The holders of the warrants will have preemptive rights (proportional to their common unit ownership on an as exercised basis) with respect to any issuance of common units by the Partnership, subject to certain exceptions, including the issuance of common units pursuant to an at-the-market program, any employee benefit or compensation program, policy or arrangement, certain mergers and acquisitions, certain firm commitment public offerings, exercises of warrants or options and pursuant to any dividends, splits or other reclassifications.

Amendment of the Partnership Agreement

        General.    Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. However, to the full extent permitted by law, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. To adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or to call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

        Prohibited Amendments.    No amendment may be made that would:

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  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

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  enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

        The provision of our partnership agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90.0% of the outstanding units (including units owned by our general partner and its affiliates).

        Without the consent of a preferred unit majority, no amendment to our partnership agreement may be made that would:

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  adversely alter or change the rights, powers, privileges or preferences or duties and obligations of the preferred units; or

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  modify the terms of the preferred units.

        No Unitholder Approval.    Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

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  a change in our name, the location of our principal place of business, our registered agent or our registered office;

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  the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

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  a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes (to the extent not already so treated);

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  an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not substantially similar to plan asset regulations currently applied or proposed;

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  an amendment that our general partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of additional partnership interests and options, rights, warrants and appreciation rights relating to the partnership interests;

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  any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

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  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

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  any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our partnership agreement;

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  a change in our fiscal year or taxable year and related changes;

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  conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

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  any other amendments substantially similar to any of the matters described in the clauses above or the following paragraph.

        Our general partner may also make amendments to our partnership agreement, without the approval of any limited partner, if our general partner determines that those amendments:

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  do not adversely affect in any material respect the limited partners (or any particular class of limited partners);

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  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware LP Act);

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  are necessary or appropriate to facilitate the trading of units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the units are or will be listed for trading;

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  are necessary or appropriate for any action taken by our general partner relating to splits or combinations of partnership interests under the provisions of our partnership agreement; or

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  are required to effect the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

        Opinion of Counsel and Unitholder Approval.    Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes in connection with any of the amendments described above under "—No Unitholder Approval." No other amendments to our partnership agreement will become effective without the approval of holders of at least 90.0% of the outstanding units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action and any amendment which increases the voting percentage for the removal of our general partner or the calling of a special meeting must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced or increased, as applicable.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

        A merger, consolidation or conversion of us requires the prior consent of our general partner. However, to the fullest extent permitted by law, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

        In addition, our partnership agreement generally prohibits our general partner, without the prior approval of a unit majority, from causing us to sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Our general partner may, however, in our best interests, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without such approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without such approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to our partnership agreement (other than an amendment that the general partner could adopt without the consent of the limited partners), each of our units outstanding immediately prior to the transaction will be a substantially identical unit of our partnership following the transaction and the partnership interests to be issued do not exceed 20% of our outstanding partnership interests (other than the incentive distribution rights) immediately prior to the transaction.

        If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters and the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. Our unitholders are not entitled to dissenters' rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Dissolution

        We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:

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  the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

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  there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

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  the entry of a decree of judicial dissolution of our partnership; or

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  the withdrawal or removal of our general partner or any other event specified in our partnership agreement that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or its withdrawal or removal following the approval and admission of a successor.

        Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of a unit majority, subject to our receipt of an opinion of counsel to the effect that:

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  the action would not result in the loss of limited liability under Delaware law of any limited partner; and

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  neither our partnership nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in the partnership agreement. The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

        Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to 11:59 p.m. Central Time on the first day of the first quarter beginning after May 17, 2021 (the tenth anniversary of the closing date of our initial public offering) without obtaining the approval of a unit majority, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after 11:59 p.m. Central Time on the first day of the first quarter beginning after May 17, 2021 (the tenth anniversary of the closing date of our initial public offering), our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days' notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates, other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner, in some instances, to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. See "—Transfer of General Partner Interest" and "—Transfer of Incentive Distribution Rights."

        Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority may select a successor to that withdrawing general partner to continue the business of the partnership. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read "—Dissolution."

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of a unit majority (including units held by our general partner and its affiliates). The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates gives them the practical ability to prevent our general partner's removal.

        In the event of the removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest and the incentive distribution rights of the departing general partner or its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of the departing general partner and the successor general partner will determine the fair market value.

        If the option to purchase described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest and all of its or its affiliates' incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities incurred as a result of the termination of any employees employed for our benefit by the departing general partner or its affiliates.

Transfer of General Partner Interest

        Prior to the first day of the first quarter beginning after May 17, 2021 (the tenth anniversary of the closing date of our initial public offering), except for transfer by our general partner of all, but not less than all, of its general partner interest to (i) an affiliate of our general partner (other than an individual) or (ii) another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any of its general partner interest to another person without the approval of a unit majority, excluding common units held by our general partner and its affiliates. On or after the first day of the first quarter beginning after May 17, 2021 (the tenth anniversary of the closing date of our initial public offering), our general partner may transfer all or any part of its general partner interest in us to another person without the approval of the unitholders. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement and furnish an opinion of counsel regarding limited liability and tax matters.

        Our general partner may, at any time, transfer common units to one or more persons, without unitholder approval.

Transfer of Ownership Interests in the General Partner

        At any time, the owners of our general partner may sell or transfer all or part their ownership interests in our general partner to an affiliate or a third party without unitholder approval.

Transfer of Incentive Distribution Rights

        Prior to the first day of the first quarter beginning after May 17, 2021 (the tenth anniversary of the closing date of our initial public offering), the consent of a unit majority (excluding common units held by our general partner and its affiliates) will be required to transfer the incentive distribution rights, except for transfers to an affiliate or to another person as part of our general partner's merger or consolidation, sale of all or substantially all of its assets, the sale of all of the ownership interests in our general partner, the pledge, encumbrance, hypothecation or mortgage of the incentive distribution rights in favor of a person providing bona-fide debt financing to such holder as security or collateral for such debt financing and the transfer of incentive distribution rights in connection with exercise of any remedy of such person in connection therewith. After the expiration of this period, the incentive distribution rights may be freely transferred.

Change of Management Provisions

        Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove NGL Energy Holdings LLC as our general partner or from otherwise changing our management. Please read "—Withdrawal or Removal of Our General Partner" for a discussion of certain consequences of the removal of our general partner. If any person or group, other than our general partner and its affiliates, acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply in certain circumstances. Please read "—Meetings; Voting."

Limited Call Right

        If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or beneficial owners thereof or to us, to acquire for cash all, but not less than all, of the limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 days', but not more than 60 days', notice. The purchase price in the event of this purchase is the greater of:

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  the highest price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

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  the average of the daily closing prices of the partnership securities of such class over the 20 consecutive trading days preceding the date three days before the date the notice is mailed.

        As a result of our general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have its limited partner interests purchased at an undesirable time or a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of its common units in the market. See "Material U.S. Federal Income Tax Consequences—Disposition of Common Units."

Non-Citizen Assignees; Redemption

        If our general partner, with the advice of counsel, determines we are subject to U.S. federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

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  obtain proof of the nationality, citizenship or other related status of the limited partner or transferees (and their owners, to the extent relevant); and

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  permit us to redeem the units held by any person whose nationality, citizenship or other related status creates substantial risk of cancellation or forfeiture of any property or who fails to comply with the procedures instituted by our general partner to obtain proof of the nationality, citizenship or other related status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Non-Taxpaying Assignees; Redemption

        If our general partner, with the advice of counsel, determines that our not being treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes, coupled with the tax status (or lack of proof thereof) of one or more of our limited partners, has, or is reasonably likely to have, a material adverse effect on the maximum applicable rates chargeable to customers by us, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

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  obtain proof of the U.S. federal income tax status of the limited partner or transferees (and their owners, to the extent relevant); and

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  permit us to redeem the units held by any person whose tax status has or is reasonably likely to have a material adverse effect on the maximum applicable rates or who fails to comply with the procedures instituted by our general partner to obtain proof of the U.S. federal income tax status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Meetings; Voting

        Except as described below regarding certain persons or groups owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

        Our general partner does not anticipate that any meeting of our unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting, if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to its percentage interest in us, although additional limited partner interests having special voting rights could be issued. See "—Issuance of Additional Partnership Interests." However, if at any time any person or group, other than those specified in "—Voting Rights," acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

        By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Except as described under "—Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional contributions.

Indemnification

        Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

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  our general partner;

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  any departing general partner;

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  any person who is or was an affiliate of our general partner or any departing general partner;

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  any person who is or was an officer, director, manager, managing member, fiduciary or trustee of our partnership, our subsidiaries, or any entity described in the three bullet points above or any of their affiliates;

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  any person who is or was serving, at the request of our general partner or any departing general partner or any of their respective affiliates, as a director, officer, manager, managing member, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

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  any person who controls our general partner or any departing general partner; and

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  any person designated by our general partner.

        However, our partnership agreement provides that these persons will not be indemnified if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, with respect to the matter for which the person is seeking indemnification, the person acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the person's conduct was unlawful.

        Any indemnification under these provisions will only be out of our assets. Our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

        Our partnership agreement requires us to reimburse our general partner and its affiliates for all expenses they incur or payments they make on our behalf. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine the expenses that are allocable to us and our subsidiaries.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. These books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax purposes, our fiscal year is the calendar year. For fiscal reporting purposes, our fiscal year ends March 31st of each year.

        We will furnish or make available to record holders of our common units, within 90 days after the close of each fiscal year, an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 45 days after the close of each quarter. We will be deemed to have made any such report available if we file such report with the SEC or make the report available on a publicly available website which we maintain.

        We will furnish each record holder with information reasonably required for federal and state tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to our unitholders will depend on their cooperation in supplying us with specific information. Every unitholder will receive information to assist it in determining its federal and state tax liability and in filing its federal and state income tax returns, regardless of whether it supplies us with the necessary information.

Right to Inspect Our Books and Records

        Our partnership agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner, the reasonableness of which having been determined by our general partner, upon reasonable written demand stating the purpose of such demand and at such limited partner's own expense, have furnished to it:

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  a current list of the name and last known address of each partner;

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  a copy of our tax returns;

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  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each partner became a partner;

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  copies of our partnership agreement, our certificate of limited partnership and all amendments thereto;

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  information regarding the status of our business and our financial condition; and

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  any other information regarding our affairs as is just and reasonable.

        To the full extent permitted by law, our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes is not in our best interests or could damage us or our business or that we are required by law or by agreements with third parties to keep confidential.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section is a summary of material U.S. federal income tax considerations that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Winston & Strawn LLP (counsel to our general partner and us) insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing and proposed Treasury Regulations promulgated under the Internal Revenue Code (the "Treasury Regulations") and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities, which could have retroactive effect, may cause the tax consequences to vary substantially from the consequences described below.

        The following discussion does not comment on all U.S. federal income tax matters affecting us or our unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long term residents of the United States and generally does not address unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt organizations, government instrumentalities and agencies, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts ("IRAs") and other tax-qualified retirement plans, real estate investment trusts ("REITs"), mutual funds, dealers in securities or currencies, traders in securities, persons whose "functional currency" is not the U.S. dollar, persons holding their units as part of a "straddle," "hedge," "conversion transaction" or other risk reduction transaction, persons deemed to sell their units under the constructive sale provisions of the Internal Revenue Code and, other than to the extent set forth below, persons subject to the alternative minimum tax provisions of the Internal Revenue Code. Any prospective unitholder that is an employee of ours or otherwise receives units in exchange for services may also be subject to different rules that are not described herein. This discussion also does not address the tax consequences to a shareholder, beneficiary or other owner of a unitholder.

        This discussion only comments to a limited extent on state, local and foreign tax consequences. We strongly encourage each prospective unitholder to consult, and rely on, its own tax advisor in analyzing the federal, state, local, foreign tax, tax treaty and other consequences particular to him of the ownership or disposition of common units. Prospective unitholders should also consult their tax advisors regarding the federal income tax consequences of owning or disposing of the units (including those discussed herein) and the potential for changes in the relevant tax authority and tax laws governing the units.

        Unless otherwise noted, all statements as to matters of U.S. federal income tax law and legal conclusions with respect thereto, but not as to factual matters or estimates, contained in this section are the opinion of Winston & Strawn LLP as of the date hereof. It must be emphasized that this opinion is based on various assumptions and representations as to factual matters (please read "—Partnership Status"), including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion is based upon our factual representations set forth in this document.

        An opinion of counsel represents only that counsel's best legal judgment and does not bind the Internal Revenue Service (the "IRS") or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        For the reasons described below, Winston & Strawn LLP has not rendered an opinion with respect to the following specific U.S. federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read "—Tax Consequences of Unit Ownership—Treatment of Short Sales"); (ii) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Common Units—Allocations Between Transferors and Transferees"); and (iii) whether our method for taking into account Section 743 adjustments is sustainable (please read "—Tax Consequences of Unit Ownership—Section 754 Election," "—Disposition of Common Units" and "—Uniformity of Units").

Partnership Status

        For U.S. federal income tax purposes, a partnership is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether cash or property distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of money (including, in certain circumstances, marketable securities) distributed to him is in excess of the partner's adjusted tax basis in its partnership interest.

        Section 7704 of the Internal Revenue Code provides that a publicly traded partnership will, as a general rule, be taxed as a corporation. However, an exception, referred to herein as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the transportation, processing, storage and marketing of crude oil, natural gas and products thereof, including the retail and wholesale marketing of propane, the transportation of propane and natural gas liquids, and certain related hedging activities. Other types of qualifying income include interest (other than interest income from a financial or insurance business and certain interest income based on the net income or profits of any person), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 7% of our current gross income is not qualifying income; however this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Winston & Strawn LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

        No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status (or the status of our non-corporate subsidiaries) for U.S. federal income tax purposes. Instead, we will rely on the opinion of Winston & Strawn LLP on such matters. It is the opinion of Winston & Strawn LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations made by us, we are classified as a partnership for U.S. federal income tax purposes.

        In rendering its opinion, Winston & Strawn LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Winston & Strawn LLP has relied include the following:

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  we have not elected and will not elect to be treated as a corporation;

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  for each taxable year, more than 90% of our gross income has been and will be income that Winston & Strawn LLP has opined or will opine is "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code; and that

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  no amount of interest received by us has been (i) derived in the conduct of a financial or insurance business, or (ii) determined or based, in whole or in part, on the net income or profits of any person.

We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a C corporation for U.S. federal income tax purposes.

        The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, the President and members of the U.S. Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units.

        In addition, on January 24, 2017, final regulations regarding which activities give rise to qualifying income (the "Final Regulations") were published in the Federal Register. The Final Regulations are effective as of January 19, 2017, and apply to taxable years beginning on or after January 19, 2017. We do not believe the Final Regulations affect our ability to qualify as a publicly traded partnership.

        At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise, or other forms of taxation. Imposition of a similar tax on us in the jurisdictions in which we operate or in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders.

        If we were treated as an association taxable as a C corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made by us to a unitholder would be treated as either taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder's tax basis in its common units, or taxable capital gain, after the unitholder's tax basis in its common units is reduced to zero. Accordingly, taxation of us as a C corporation would result in a material reduction in our after-tax cash flow and a unitholder's after-tax return and thus would likely result in a substantial reduction of the value of the units.

        The discussion below is based on Winston & Strawn LLP's opinion that we will be classified as a partnership for U.S. federal income tax purposes.

Limited Partner Status

        We will treat unitholders who become limited partners of NGL Energy Partners LP as part of an offering as partners of NGL Energy Partners LP for U.S. federal income tax purposes. Also, beneficial owners of common units whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of NGL Energy Partners LP for U.S. federal income tax purposes.

        A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for U.S. federal income tax purposes. Please read "—Tax Consequences of Unit Ownership—Treatment of Short Sales."

        A unitholder who is not a partner for U.S. federal income tax purposes would not be entitled to pass-through taxation based upon his distributive share of the income, gain, deductions or losses of NGL Energy Partners LP, so that any cash distributions received by a unitholder who is not a partner for U.S. federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to the tax consequences of holding common units in NGL Energy Partners LP. The references to "unitholders" in the discussion that follows are to persons who are treated as partners in NGL Energy Partners LP for U.S. federal income tax purposes.

Entity-Level Taxation

        Even though NGL Energy Partners LP (as a partnership for U.S. federal income tax purposes) generally is not subject to U.S. federal income tax, certain of our business activities and operations are conducted through subsidiaries treated as corporations for U.S. federal income tax purposes. The taxable income, if any, of our subsidiaries that are treated as corporations for U.S. federal income tax purposes, is subject to corporate-level U.S. federal income taxes, which may reduce the cash available for distribution to us and, in turn, to our unitholders. Moreover, taxable distributions from such subsidiaries generally would be characterized as dividend income to us, and such character should flow through to unitholders. In the future, we may conduct additional operations through these subsidiaries or additional subsidiaries that are subject to corporate-level income taxes. Moreover, some of our subsidiaries and our operations may be subject to income tax and other taxes in the jurisdictions in which they are organized or from which they receive income. Such taxation will reduce the amount of cash we have available for distribution to our unitholders.

Tax Consequences of Unit Ownership

        Flow-Through of Taxable Income.    Subject to the discussion under "—Entity-Level Taxation" above and "—Entity-Level Collections" below, we generally will not pay any U.S. federal income tax. Instead, each unitholder will be required to report on his income tax return his distributive share of our income, gains, losses and deductions without regard to whether we make cash or property distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

        Treatment of Distributions.    Distributions by us to a unitholder generally will not be taxable to the unitholder for U.S. federal income tax purposes, except to the extent the amount of any money (including, for this purpose, marketable securities) distributed exceeds his tax basis in his common units immediately before such distribution. Our cash distributions in excess of a unitholder's tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under "—Disposition of Common Units" below. Any reduction in a unitholder's share of our liabilities for which no partner, including the general partner, bears the economic risk of loss ("nonrecourse liabilities") will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder's "at-risk" amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read "—Limitations on Deductibility of Losses."

        A decrease in a unitholder's percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder's share of our "unrealized receivables" (including depreciation recapture) and/or substantially appreciated "inventory items," each as defined in the Internal Revenue Code, and collectively, "Section 751 Assets." To that extent, he will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder's realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder's tax basis (which may be zero) for the share of Section 751 Assets deemed relinquished in the exchange.

        Basis of Common Units.    A unitholder's initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder's share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner, but will have a share of our nonrecourse liabilities, generally based on his share of our profits. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

        Limitations on Deductibility of Losses.    The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or a corporate unitholder (if more than 50% of the value of the corporate unitholder's stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the unitholder is considered to be "at risk" with respect to our activities, if that is less than his tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder's tax basis in his common units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable and would not be available to offset a unitholder's salary or active business income.

        In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder's at-risk amount should increase or decrease as the tax basis of the unitholder's units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

        In addition to the basis and at-risk limitations on the deductibility of losses, the Internal Revenue Code contains certain passive loss limitations, which generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are generally applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder's investments in other publicly traded partnerships, or salary or active business income. Passive losses that are not deductible because they exceed a unitholder's share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

        Limitations on Interest Deductions.    The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

  •
  interest on indebtedness properly allocable to property held for investment;

  •
  our interest expense attributed to portfolio income; and

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  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder's share of our portfolio income will be treated as investment income.

        Entity-Level Collections.    If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

        Allocation of Income, Gain, Loss and Deduction.    In general, if we have a net profit, determined on a "book" basis for purposes of maintaining capital accounts, our general partner and the unitholders generally will be allocated a pro rata share of our items of income, gain, loss and deduction in accordance with their percentage interests in us. At any time that distributions are made to the common units in excess of distributions to the subordinated units, or incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of these distributions. If we have a net loss, determined on a "book" basis for purposes of maintaining capital accounts, that loss will be allocated first to our general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts, as adjusted to take into account the unitholders' share of nonrecourse debt, and, second, to our general partner.

        Each unitholder's distributive share of our taxable income or loss should be its allocated share of our net profit or loss, described above, as adjusted for his share of Section 704(c) allocations and reverse Section 704(c) allocations described below, and as further adjusted based upon any Section 743(b) adjustment for that unitholder, as described below.

        Specified items of our taxable income, gain, loss and deduction will be allocated to account for (i) any difference between the tax basis and fair market value of our assets at the time of an offering and (ii) any difference between the tax basis and fair market value of any property contributed to us by the general partner or its affiliates that exists at the time of such contribution, together, referred to in this discussion as the "Contributed Property." The effect of these allocations, referred to as Section 704(c) Allocations, to a unitholder purchasing common units from us in an offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of such purchase. In the event we issue additional common units or engage in certain other transactions in the future, "reverse Section 704(c) Allocations," similar to the Section 704(c) Allocations described above, will be made to the general partner and our other unitholders immediately prior to such issuance or other transactions to account for the difference between the "book" basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts (subject to certain adjustments), if negative capital accounts (subject to certain adjustments) nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate such negative balance as quickly as possible.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner's "book" capital account, credited with the fair market value of Contributed Property, and "tax" capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the "Book-Tax Disparity," will generally be given effect for U.S. federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner's share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

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  his relative contributions to us;

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  the interests of all the partners in profits and losses;

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  the interest of all the partners in cash flow; and

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  the rights of all the partners to distributions of capital upon liquidation.

        Winston & Strawn LLP is of the opinion that, with the exception of the issues described in "—Section 754 Election" and "—Disposition of Common Units—Allocations Between Transferors and Transferees," allocations under our partnership agreement will be given effect for U.S. federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

        Treatment of Short Sales.    A unitholder whose units are loaned to a "short seller" to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

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  any of our income, gain, loss or deduction with respect to those units would not appear to be reportable by the unitholder; and

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  while not entirely free from doubt, all cash distributions received by the unitholder as to those units would appear to be fully taxable for U.S. federal income tax purposes as ordinary income.

        Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Winston & Strawn LLP has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to effect a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read "—Disposition of Common Units—Recognition of Gain or Loss."

        Alternative Minimum Tax.    Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers (other than a married individual filing separately) is 26% of alternative minimum taxable income that does not exceed a statutory amount, as adjusted for inflation ($187,800 for 2017), and 28% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

        Tax Rates.    Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. However, these rates are subject to change by new legislation at any time.

        Section 1411 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder impose a 3.8% tax ("NIIT") on "net investment income" (within the meaning of the Internal Revenue Code) earned by certain individuals, estates and trusts in excess of certain statutory threshold amounts. For these purposes, "net investment income" generally includes a unitholder's allocable share of our gross income and any net gain realized by a unitholder from a sale of units, less certain allocable deductions. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder's net investment income from all investments, and (ii) the amount by which the unitholder's modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, and (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. The U.S. Department of the Treasury and the IRS have issued guidance in the form of Treasury Regulations regarding the NIIT. Prospective unitholders should consult with their tax advisors as to the impact of the NIIT on an investment in our common units.

        Section 754 Election.    We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS unless there is a constructive termination of the partnership. Please read "—Disposition of Common Units—Constructive Termination." The election will generally permit us to adjust a common unit purchaser's tax basis in our assets ("inside basis") under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, a unitholder's inside basis in our assets will be considered to have two components: (i) his share of our tax basis in our assets ("common basis") and (ii) his Section 743(b) adjustment to that basis.

        We have adopted the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under Section 168 of the Internal Revenue Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property's unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read "—Uniformity of Units."

        Although Winston & Strawn LLP is unable to opine as to the validity of this approach because there is no direct or indirect controlling authority on this issue, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property's unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property which is not amortizable. We believe this method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read "—Uniformity of Units." A unitholder's tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual's income tax return) so that any position we take that understates deductions will overstate the common unitholder's basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Common Units—Recognition of Gain or Loss." The IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

        A Section 754 election is advantageous if the transferee's tax basis in his units is higher than the units' share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and less gain or more loss on a sale of our assets. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in his units is lower than those units' share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally a built-in loss or a basis reduction is substantial if it exceeds $250,000.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

        Accounting Method and Taxable Year.    We use the year ending December 31 as our taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read "—Disposition of Common Units—Allocations Between Transferors and Transferees."

        Tax Basis, Depreciation and Amortization.    The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The U.S. federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering generally will be borne by our general partner and other unitholders holding interests in us prior to any such offering. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction."

        To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read "—Uniformity of Units." Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

        If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Common Units—Recognition of Gain or Loss."

        The costs we incur in selling our units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

        Valuation and Tax Basis of Our Properties.    The U.S. federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and might incur interest and penalties with respect to those adjustments.

Disposition of Common Units

        Recognition of Gain or Loss.    Gain or loss will be recognized on a taxable sale of units equal to the difference between the amount realized and the unitholder's tax basis for the units sold. A unitholder's amount realized will be measured by the sum of the cash and the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale. Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to "unrealized receivables" (including potential recapture items such as depreciation recapture) or to "inventory items" we own. Ordinary income attributable to unrealized receivables or inventory items may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. Please read "—Tax Consequences of Unit Ownership—Tax Rates."

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Internal Revenue Code affect the taxation of partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract, in each case, with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

        Allocations Between Transferors and Transferees.    In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this disclosure as the "Allocation Date." However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

        The U.S. Department of Treasury and the IRS have issued the Treasury Regulations that permit publicly traded partnerships to use a monthly simplifying convention that is similar to ours, but they do not specifically authorize all aspects of the proration method we have adopted. Accordingly, Winston & Strawn LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If this method is not allowed under the Treasury Regulations, our taxable income or losses might be reallocated among the unitholders. Under our Partnership Agreement, we are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year.

        A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter through the month of disposition but will not be entitled to receive that cash distribution.

        Notification Requirements.    A unitholder who sells any of his units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

        Constructive Termination.    We will be considered to have technically terminated for U.S. federal income tax purposes if there are sales or exchanges which, in the aggregate, constitute 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in us filing two tax returns (and unitholders receiving two Schedules K-1 if the relief discussed below is unavailable) for one fiscal year and the cost of the preparation of these returns will be borne by all common unitholders. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. The IRS has announced a relief procedure whereby if a publicly traded partnership that has technically terminated requests and the IRS grants special relief, among other things, the partnership will not be required to provide more than a single Schedule K-1 to each unitholder for the tax years in which the termination occurs.

Uniformity of Units

        Because we cannot match transferors and transferees of units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. As a result of the need to preserve uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of the units. Please read "—Tax Consequences of Unit Ownership—Section 754 Election."

        Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Winston & Strawn LLP is unable to opine as to the validity of such filing positions.

        A unitholder's adjusted tax basis in units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder's basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Common Units—Recognition of Gain or Loss" and "—Tax Consequences of Unit Ownership—Section 754 Election" above. The IRS may challenge one or more of any positions we take to preserve the uniformity of units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from the sale of units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

        Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before acquiring or investing in our common units.

        Employee benefit plans and most other organizations exempt from U.S. federal income tax, including IRAs and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization is expected to be unrelated business taxable income and consequently will be taxable to it.

        Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of such units. Furthermore, it is probable that they will be deemed to conduct such activities through a permanent establishment in the United States within the meaning of any applicable tax treaty. As a consequence, they will be required to file U.S. federal tax returns to report their share of our income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, distributions to foreign unitholders generally will be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

        In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation's "U.S. net equity," which is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

        A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under a ruling published by the IRS, interpreting the scope of "effectively connected income," a foreign unitholder would be considered to be engaged in a trade or business in the United States by virtue of the U.S. activities of the partnership, and part or all of that unitholder's gain would be effectively connected with that unitholder's indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign common unitholder (other than certain "qualified foreign pension funds" (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by foreign law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable foreign country) generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. Recent changes in law may affect certain foreign unitholders. Please read "—Administrative Matters—Additional Withholding Requirements."

Administrative Matters

        Information Returns and Audit Procedures.    We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Winston & Strawn LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

        The IRS may audit our U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and possibly may result in an audit of his return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. Our partnership agreement names NGL Energy Holdings LLC, our general partner, as our Tax Matters Partner.

        The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

        A unitholder must file a statement with the IRS identifying the treatment of any item on his U.S. federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

        Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Generally, we expect to elect to have our general partner and our unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances. If we are unable to have our general partner and our unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own common units in us during the tax year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our unitholders might be substantially reduced. These rules are not applicable to us for tax years beginning on or prior to December 31, 2017. Congress has proposed changes to the Bipartisan Budget Act of 2015, and we anticipate that amendments may be made. Accordingly, the manner in which these rules may apply to us in the future is uncertain.

        Additionally, pursuant to the Bipartisan Budget Act of 2015, the Internal Revenue Code will no longer require that we designate a Tax Matters Partner. Instead, for tax years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative ("Partnership Representative"). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our general partner as our Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders. These rules are not applicable to us for tax years beginning on or prior to December 31, 2017.

        Additional Withholding Requirements.    Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Internal Revenue Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States ("FDAP Income"), or gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States ("Gross Proceeds") paid to a foreign financial institution or to a "non-financial foreign entity" (as specially defined in the Internal Revenue Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or

(iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

        These rules generally apply to payments of FDAP Income currently and generally will apply to payments of relevant Gross Proceeds made on or after January 1, 2019. Thus, to the extent we have FDAP Income or have Gross Proceeds on or after January 1, 2019 that are not treated as effectively connected with a U.S. trade or business (please read "—Tax-Exempt Organizations and Other Investors"), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their common units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above. Prospective investors should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our common units.

        Nominee Reporting.    Persons who hold an interest in us as a nominee for another person are required to furnish to us:

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  the name, address and taxpayer identification number of the beneficial owner and the nominee;

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  a statement regarding whether the beneficial owner is:

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  a person that is not a U.S. person;

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  a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

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  a tax-exempt entity.

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  the amount and description of units held, acquired or transferred for the beneficial owner; and

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  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from transfers.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $250 per failure, up to a maximum of $3,000,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

        Accuracy-Related Penalties.    Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.

Recent Legislative Developments

        The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. We are unable to predict whether any legislative changes will ultimately be enacted. However, it is possible that a change in law could affect us and may, if enacted, be applied retroactively. Any modification to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes. Please read "—Partnership Status." Any such changes could increase the taxable income allocable to our unitholders and could negatively impact the value of an investment in our common units.

State, Local, Foreign and Other Tax Considerations

        In addition to U.S. federal income taxes, you likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We currently own property or do business in almost all states. Most of these states impose an income tax on individuals and an income or franchise tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read "—Tax Consequences of Unit Ownership—Entity-Level Collections." Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

        It is the responsibility of each unitholder to investigate the legal and tax consequences of an investment in us under the laws of pertinent jurisdictions and, therefore, each prospective unitholder is urged to consult, and depend upon, his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal, tax returns that may be required of him. Winston & Strawn LLP has not rendered an opinion on the state, local, or foreign tax consequences of an investment in us. In addition, the Winston & Strawn LLP opinion only addresses the U.S. federal income tax consequences specifically discussed above, and is subject to all of the limitations set forth herein and does not discuss any of the tax consequences to persons who are subject to special treatment as disclosed herein.

 INVESTMENT IN NGL ENERGY PARTNERS LP BY EMPLOYEE BENEFIT PLANS

        An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA, and the restrictions imposed by Section 4975 of the Internal Revenue Code and provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Internal Revenue Code or ERISA, or, collectively, the Similar Laws. For these purposes the term "employee benefit plan" includes, but is not limited to, qualified pension, profit-

sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or individual retirement accounts or annuities, or IRAs, established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements. Among other things, consideration should be given to:

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  whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

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  whether in making the investment, the plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

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  whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. Please read "Material U.S. Federal Income Tax Considerations—Tax-Exempt Organizations and Other Investors;" and

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  whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code and any other applicable Similar Laws.

        The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans from engaging in specified transactions involving "plan assets" with parties that, with respect to the plan, are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the ERISA plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code.

        In addition to considering whether the purchase of common units is a prohibited transaction, a fiduciary should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner would also be a fiduciary of such plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code, ERISA and any other applicable Similar Laws.

        The Department of Labor regulations provide guidance with respect to whether, in certain circumstances, the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets." Under these regulations, an entity's assets would not be considered to be "plan assets" if, among other things:

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  the equity interests acquired by the employee benefit plan are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, are freely transferable and are registered under certain provisions of the federal securities laws;

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  the entity is an "operating company,"—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

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  there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above that are subject to ERISA and IRAs and other similar vehicles that are subject to Section 4975 of the Internal Revenue Code.

        Our assets should not be considered "plan assets" under these regulations because it is expected that the investment will satisfy the requirements of the first bullet above.

        In light of the serious penalties imposed on persons who engage in prohibited transactions or other violations, plan fiduciaries contemplating a purchase of common units should consult with their own counsel regarding the consequences under ERISA, the Internal Revenue Code and other Similar Laws.

PLAN OF DISTRIBUTION

        We will sell the securities being offered hereby through underwriters on a firm commitment basis.

        The prospectus supplement with respect to any offering of securities will set forth the terms of the offering, including: (i) the name or names of any underwriters; (ii) the purchase price of the securities and the proceeds to us from the sale; (iii) any underwriting discounts and commissions and other items constituting underwriters' compensation; and (iv) any delayed delivery arrangements.

        We will enter into an underwriting agreement with the underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

EXPERTS

        The audited consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting of NGL Energy Partners LP incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The combined financial statements of Gavilon Energy (The Energy Business Units of Gavilon, LLC) as of December 31, 2012 and 2011, and the related combined statements of operations, comprehensive income (loss), equity and cash flows for each of the years in the three-year period ended December 31, 2012, have been incorporated by reference herein in reliance upon the report of KPMG LLP ("KPMG"), independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The Partnership has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the incorporation by reference of its audit report on the past financial statements of Gavilon Energy (The Energy Business Units of Gavilon, LLC) incorporated by reference in this prospectus.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP. Winston & Strawn LLP also will render an opinion on the material U.S. federal income tax considerations regarding the securities. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC's internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: NGL Energy Partners LP, 6120 South Yale Avenue, Suite 805, Tulsa, Oklahoma 74136; telephone number (918) 481-1119.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

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  our Annual Report on Form 10-K for the fiscal year ended March 31, 2016;

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  our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2016, September 30, 2016 and December 31, 2016;

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  our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on February 18, 2014, April 27, 2016, May 13, 2016, May 31, 2016, June 28, 2016, July 14, 2016, July 19, 2016, August 18, 2016, August 24, 2016, October 24, 2016, January 13, 2017 and February 15, 2017 (in each case, excluding any information furnished and not filed with the SEC);

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  audited combined financial statements of Gavilon Energy (The Energy Business Units of Gavilon, LLC) as of December 31, 2012 and 2011 and for the three years in the period ended December 31, 2012 and unaudited condensed combined financial statements of Gavilon Energy (The Energy Business Units of Gavilon, LLC) as of September 30, 2013 and for the nine months ended September 30, 2013 and 2012, in each case included in the Partnership's Current Report on Form 8-K/A filed with the SEC on February 18, 2014; and

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  the description of our common units as set forth in our Registration Statement on Form 8-A filed with the SEC on May 9, 2011.

        All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise in each case (excluding any information furnished and not filed with the SEC). Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

        You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: NGL Energy Partners LP, 6120 South Yale Avenue, Suite 805, Tulsa, Oklahoma 74136; telephone number (918) 481-1119.

        Information contained on our website, http://www.nglenergypartners.com, is not a prospectus and does not constitute part of this prospectus.

NGL Energy Partners LP

        % Class C Fixed-to-Floating Rate Cumulative
Redeemable Perpetual Preferred Units

(Liquidation Preference $25.00 per Class C Preferred Unit)

Book-Running Managers

RBC CAPITAL MARKETS	MORGAN STANLEY	UBS INVESTMENT BANK

Joint-Lead Manager

STIFEL

Co-Managers

CITIGROUP	RAYMOND JAMES

Prospectus Supplement

                                    , 2019